As filed with the Securities and Exchange Commission on September 20, 2002

Registration Nos. 333-          , 333-          , and 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Detroit Edison Company

Detroit Edison Trust I
Detroit Edison Trust II
(Exact name of the registrant as specified in its charter)

Michigan	No. 38-0478650
Delaware	To be applied for
Delaware	To be applied for
(State of incorporation or organization)	(I.R.S. Employer Identification Numbers)

2000 2nd Avenue

Detroit, Michigan 48226-1279
(313) 235-8000
(Address, including zip code, and telephone number, including area code, of registrant’s executive offices)

Susan M. Beale

The Detroit Edison Company
2000 2nd Avenue
Detroit, Michigan 48226
(313) 235-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Teresa M. Sebastian	Catherine C. Hood
The Detroit Edison Company	Thelen Reid & Priest LLP
2000 2nd Avenue	40 West 57th Street
Detroit, Michigan 48226	New York, New York 10019
(313) 235-8000	(212) 603-2020

    Approximate Date of Commencement of Proposed Sale to the Public: From time to time after this registration statement becomes effective, as determined by market and other conditions.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

(See next page)

    The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price	Aggregate Offering	Registration
Securities to be Registered(1)	Registered(2)	per Unit	Price(3)	Fee(4)

The Detroit Edison Company:	(5)	(5)(6)	(5)	(5)
Debt Securities(6)

Guarantees of Trust Preferred Securities of Detroit Edison Trust I and Detroit Edison Trust II(7)

Detroit Edison Trust I and Detroit Edison Trust II:
Trust Preferred Securities

Total	$800,000,000	100%	$800,000,000	$69,000

(1)	This registration statement also covers trust preferred securities and debt securities that may be issued in exchange for, or upon conversion of, as the case may be, the trust preferred securities registered hereunder.

(2)	In no event will the aggregate initial offering price of debt securities and trust preferred securities registered hereunder exceed $800,000,000, or the equivalent thereof in one or more foreign currencies or composite currencies.

(3)	Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(o) of the Securities Act of 1933.

(4)	Pursuant to Rule 429 under the Securities Act of 1933, the prospectus filed as part of this registration statement is a combined prospectus and also relates to $50,000,000 aggregate amount of securities registered pursuant to registration statement File No. 333-63366. Registration fees with respect to those securities were paid in the amount of $12,500.

(5)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.

(6)	The proposed maximum offering price per unit will be determined from time to time by The Detroit Edison Company in connection with, and at the time of, the issuance by The Detroit Edison Company and/or Detroit Edison Trust I or Detroit Edison Trust II of the securities. If The Detroit Edison Company and/or the Detroit Edison Trusts issue securities at a discount from their original stated principal or liquidation amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, The Detroit Edison Company and/or the Detroit Edison Trusts will treat the initial offering price of the securities as the total original price or liquidation amount of the securities.

(6)	Debt securities may be issued and sold directly to investors or to Detroit Edison Trust I or Detroit Edison Trust II in connection with the issuance of trust preferred securities by Detroit Edison Trust I or Detroit Edison Trust II, in which event such debt securities may later be distributed to the holders of trust preferred securities upon a dissolution and liquidation of Detroit Edison Trust I or Detroit Edison Trust II. No separate consideration will be received for the debt securities of The Detroit Edison Company distributed upon any liquidation of Detroit Edison Trust I or Detroit Edison Trust II.

(7)	The Detroit Edison Company is also registering under this registration statement all other obligations that it may have with respect to trust preferred securities issued by Detroit Edison Trust I or Detroit Edison Trust II. No separate consideration will be received for any guarantee or any other such obligations.

The information in this prospectus is not complete and may be changed. A registration statement relating to these documents has been filed with the Securities and Exchange Commission. This prospectus is not an offer to sell these securities nor is it a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated September 20, 2002

Prospectus

$800,000,000

The Detroit Edison Company

Debt Securities

Detroit Edison Trust I

Detroit Edison Trust II
Trust Preferred Securities
Guaranteed to the extent set forth in this prospectus by
The Detroit Edison Company

     By this prospectus, The Detroit Edison Company may offer from time to time:

•	senior secured debt securities, including general and refunding mortgage bonds and other senior debt securities secured by mortgage bonds; and/or

•	unsecured debt securities, which may be senior or subordinated.

     Each of Detroit Edison Trust I and Detroit Edison Trust II, which are Delaware statutory trusts, may offer from time to time trust preferred securities guaranteed to the extent set forth in this prospectus by The Detroit Edison Company.

     For each type of security listed above, the amount, price and terms will be determined at or prior to the time of sale.

     This prospectus provides a general description of the securities that we may offer. We will describe the specific terms of the securities in a supplement or supplements to this prospectus. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement that describes those securities.

     We intend to sell these securities through underwriters, dealers, agents or directly to a limited number of purchasers. The names of, and any securities to be purchased by or through, these parties, the compensation of these parties and other special terms in connection with the offering and sale of these securities will be provided in the related prospectus supplement or supplements.

     Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and any information under the heading “Where You Can Find More Information.”

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated                     .

Cautionary Statements Regarding Forward-Looking Statements
The Detroit Edison Company
Detroit Edison Trusts
Ratios of Earnings to Fixed Charges
Use of Proceeds
The Securities that We May Offer
Description of Debt Securities
Description of Trust Preferred Securities
Description of Trust Preferred Securities Guarantees
Book-Entry Securities
Plan of Distribution
Legal Matters
Experts
Where You Can Find More Information
Part II Information Not Required In Prospectus
Signatures
Power of Attorney
Signatures
Signatures
Index to Exhibits
Underwriting Agreement
Distribution Agreement
Supplemental Indenture dated September 17, 2002
Supplemental Indenture - Mortgage Bonds
Supplemental Indenture - Mortgage Bonds
Supplemental Indenture - Unsecured Debt Securities
Supplemental Indenture for Secured Debt Securities
Preferred Securities Guarantee Agreements
Certificate of Trust of Detroit Edison Trust I
Certificate of Trust of Detroit Edison Trust II
Trust Agreement of Detroit Edison Trust I
Trust Agreement of Detroit Edison Trust II
Amended/Restated Trust Agreement for Trust I & II
Opinion & Consent of Thomas A. Hughes, Esq.
Opinion of Richards, Layton & Finger, P.A.
Opinion of Richards, Layton & Finger, P.A.
Ratio of Earnings to Fixed Charges
Awareness Letter
Consent of Deloitte & Touche LLP
Form T-1 Stmnt of Eligibility of Bank One
Form T-1 Stmnt of Eligibility of Bank One Trust
Form T-1 Stmnt of Eligibility of Bank One Trust
Form T-1 Stmnt of Eligibility of Bank One Trust
Form T-1 Stmnt of Eligibility of Bank One Trust
Form T-1 Stmnt of Eligibility of Bank One Trust

      You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or supplements. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated in this prospectus is accurate as of any time after the date of this prospectus, or, if later, the date of an incorporated document, because our business, financial condition, results of operations and prospects may have changed since such dates.

      We are not making an offer to sell these securities in any jurisdiction that prohibits the offer or sale of these securities.

      In this prospectus references to “Detroit Edison,” “we,” “us” and “our” refer to The Detroit Edison Company, unless the context indicates that the references are to The Detroit Edison Company and its consolidated subsidiaries, and references to “Detroit Edison Trusts” are to Detroit Edison Trust I and Detroit Edison Trust II.

Cautionary Statements Regarding Forward-Looking Statements

       This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, with respect to the financial condition, results of operations and business of Detroit Edison. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates” or similar expressions in this prospectus or in documents incorporated herein. All forward-looking statements we make are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

      These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Our actual results may differ from those expected due to a number of variables including, but not limited to:

•	interest rates;

•	access to the capital markets and capital market conditions;

•	the level of borrowings;

•	the effects of weather and other natural phenomena on operations;

•	actual sales;

•	economic climate and growth in the geographic areas in which we do business;

•	the timing and extent of changes in commodity prices for electricity;

•	unscheduled generation outages, maintenance or repairs;

•	nuclear power plant performance;

•	changes in the cost of fuel and purchased power, due to the suspension of the power supply cost recovery mechanism;

•	the effects of increased competition from other energy suppliers and the implementation of electric customer choice programs, as well as alternative forms of energy;

•	the implementation of electric utility restructuring in Michigan (which involves pending regulatory and related judicial proceedings, and actual and possible reductions in authorized rates and earnings);

•	the effects of changes in governmental policies, including income taxes and environmental compliance and nuclear requirements and our ability to recover these costs through rate increases; and

•	the impact of Federal Energy Regulatory Commission and Michigan Public Service Commission proceedings and existing and proposed regulations.

      In addition, the merger of Detroit Edison’s parent company, DTE Energy Company, with MCN Energy Group Inc. on May 31, 2001 and the timing of the accretive effect of such merger will affect our expected results.

      You are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference.

We undertake no obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

      The factors discussed above and other factors are discussed more completely in our public filings with the SEC, including our annual report on Form 10-K for the year ended December 31, 2001.

The Detroit Edison Company

       Detroit Edison, a wholly-owned subsidiary of DTE Energy Company, which we refer to as DTE, is a Michigan public utility engaged in the generation, purchase, distribution and sale of electric energy to 2.1 million customers in a 7,600 square mile area in Southeastern Michigan. Detroit Edison’s service area includes about 13% of Michigan’s total land area and approximately five million people, which is about half of Michigan’s population. Detroit Edison’s residential customers reside in urban and rural areas, including an extensive shoreline along the Great Lakes and connecting waters.

      The mailing address of Detroit Edison’s principal executive offices is 2000 2nd Avenue, Detroit Michigan, 48226-1279, and its telephone number is (313) 235-8000.

Detroit Edison Trusts

       Detroit Edison Trust I and Detroit Edison Trust II are Delaware statutory trusts, created by way of trust agreements and the filing of certificates of trust with the Delaware Secretary of State. We will execute amended and restated trust agreements for the Detroit Edison Trusts, referred to in this prospectus as the trust agreements. These trust agreements will state the terms and conditions for the Detroit Edison Trusts to issue and sell their trust preferred securities and trust common securities. We filed a form of trust agreement as an exhibit to the registration statement of which this prospectus forms a part in connection with any issuance of trust securities.

      The Detroit Edison Trusts will exist solely to:

•	issue and sell their trust preferred securities and trust common securities;

•	use the proceeds from the sale of their trust preferred securities and trust common securities to purchase and hold Detroit Edison’s debt securities as trust assets; and

•	engage in other activities that are necessary or incidental to the above purposes.

      Detroit Edison will hold directly or indirectly all of the trust common securities of each of the Detroit Edison Trusts. The trust common securities will represent an aggregate liquidation amount equal to at least 3% of each Detroit Edison Trust’s total capitalization. The trust preferred securities will represent the remaining percentage of each Detroit Edison Trust’s total capitalization. The trust common securities will generally have terms substantially identical to, and will rank equal in priority of payment with, the trust preferred securities. However, if Detroit Edison defaults on the debt securities owned by a Detroit Edison Trust or another event of default under the trust agreement occurs, then, so long as the default continues, cash distributions and liquidation, redemption and other amounts payable or deliverable on the securities of that trust must be paid or delivered to the holders of the trust preferred securities of that trust before the holders of the common securities of that trust.

      The Detroit Edison Trusts may not borrow money, issue debt, execute mortgages or pledge any of their assets.

      The trust preferred securities will be guaranteed by us as described in this prospectus and the applicable prospectus supplement.

      Unless otherwise specified in the applicable prospectus supplement, the following trustees will conduct each Detroit Edison Trust’s business and affairs.

•	Bank One Trust Company, National Association, as property trustee;

•	Bank One Delaware, Inc., as Delaware trustee; and

•	one or more of our officers, as administrative trustees.

      Only we, as direct or indirect owner of the trust common securities, can remove or replace the administrative trustees. In addition, we can increase or decrease the number of administrative trustees. Also, we, as direct or indirect holder of the trust common securities, will generally have sole right to remove or replace the property and Delaware trustees. However, if Detroit Edison defaults on the debt securities owned by a Detroit Edison Trust or another event of default under the trust agreement occurs, then, so long as that default is continuing, the holders of a majority in liquidation amount of the outstanding trust preferred securities of that trust may remove and replace the property and Delaware trustees for that trust.

      We will pay all fees and expenses related to the Detroit Edison Trusts and the offering of the trust preferred securities. We will also pay all ongoing costs and expenses of the Detroit Edison Trusts, except each trust’s obligations under the trust preferred securities and trust common securities.

      The Trusts’ offices are located at 2000 2nd Avenue, Detroit, Michigan, 48226, and the telephone number is (313) 235-8000.

Ratios of Earnings to Fixed Charges

       Our ratios of earnings to fixed charges were as follows for the periods indicated in the table below.

		Year Ended December 31,
	Six Months Ended
	June 30, 2002	2001	2000	1999	1998	1997

Ratio of earnings to fixed charges	2.53	2.02	2.88	3.00	3.18	3.23

      Our ratios of earnings to fixed charges were computed based on:

•	“earnings,” which consist of consolidated income or losses from continuing operations plus income taxes and fixed charges, except capitalized interest; and

•	“fixed charges,” which consist of consolidated interest on indebtedness, including capitalized interest, amortization of debt discount and expense, and the estimated portion of rental expense attributable to interest.

Use of Proceeds

       The Detroit Edison Trusts will use the proceeds from the sale of the trust preferred securities to purchase debt securities of Detroit Edison. Except as we may otherwise state in an accompanying prospectus supplement, Detroit Edison expects to use the net proceeds from the sale of its debt securities for general corporate purposes, which may include, among other things:

•	the repayment of outstanding indebtedness;

•	to replace funds previously utilized for the redemption of securities;

•	working capital; and

•	capital expenditures.

      The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other funds. Pending the application of proceeds, we may invest the funds temporarily in short-term investment grade securities.

The Securities that We May Offer

       The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize certain terms and provisions of the various types of securities that Detroit Edison and the Detroit Edison Trusts may offer. The particular terms of the securities offered by any prospectus supplement will be described in that prospectus supplement. If indicated in the applicable prospectus supplement, the terms of the securities may differ from the terms summarized below. The prospectus supplement will also contain information, where applicable, about material U.S. federal income tax considerations relating to the securities, and any securities exchange on which the securities may be listed.

      We may sell from time to time, in one or more offerings:

•	senior secured debt securities, including general and refunding mortgage bonds and other senior debt securities secured by mortgage bonds; and/or

•	unsecured debt securities, which may be senior or subordinated.

      The Detroit Edison Trusts may offer and sell from time to time their trust preferred securities guaranteed by us.

      In this prospectus, Detroit Edison and the Detroit Edison Trusts refer to the senior secured debt securities, unsecured debt securities, trust preferred securities and our guarantees of the trust preferred securities collectively as “securities.” We refer to the senior secured debt securities and the unsecured debt securities collectively as the “debt securities.”

Description of Debt Securities

General

      The following description, together with any applicable prospectus supplement, summarizes certain material terms and provisions of the debt securities we may offer under this prospectus and the related indenture. We will issue the debt securities, other than general and refunding mortgage bonds, under an indenture, dated as of June 30, 1993, as supplemented, and supplemental indentures creating each applicable series of debt securities, which we refer to collectively as the “indenture,” between Detroit Edison and Bank One Trust Company, National Association, as successor trustee. We refer to Bank One Trust Company, National Association, or any successor or additional trustee, in its capacity as trustee under the indenture, as the “indenture trustee” for purposes of this section.

      The general and refunding mortgage bonds, which we refer to as the “mortgage bonds,” are to be issued under and secured by the mortgage and deed of trust, dated as of October 1, 1924, between Detroit Edison and Bank One Trust Company, National Association, as successor trustee, as amended and supplemented by various supplemental indentures and as to be further amended and supplemented by one or more supplemental indentures creating the mortgage bonds, which we refer to collectively as the “mortgage.” We refer to Bank One Trust Company, National Association, or any successor or additional trustee, in its capacity as trustee under the mortgage, as the “mortgage trustee” for purposes of this section. Each series of secured debt securities will be secured as to payment of principal, interest and premium, if any, by mortgage bonds.

      The indenture does not limit the amount of debt securities we may issue under it, and it provides that additional debt securities of any series may be issued up to the aggregate principal amount that we may authorize from time to time. As of June 30, 2002, approximately $1.2 billion aggregate principal amount of debt securities were issued and outstanding under the indenture. See “— Provisions Applicable to General and Refunding Mortgage Bonds — Issuance of Additional Bonds” in this prospectus for information regarding limitations on the amount of mortgage bonds issuable under the mortgage. As of June 30, 2002, approximately $2.6 billion aggregate principal amount of mortgage bonds were issued and outstanding under the mortgage. $700 million aggregate principal amount of these mortgage bonds were issued as security for Detroit Edison’s 5.05% Senior Notes due 2005 and 6.125% Senior Notes due 2010 and are subject to the release provisions described below under “— Provisions Applicable to All Debt Securities Other than Mortgage Bonds — Security; Pledge of Mortgage Bonds — Release Date.”

      Unless otherwise indicated in the applicable prospectus supplement, we will issue registered debt securities in denominations of $1,000 and integral multiples of $1,000 and bearer securities in denominations of $5,000.

      The following summaries set forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Because the descriptions of provisions of the indenture and the mortgage below are summaries, they do not describe every aspect of the indenture or the mortgage. The summaries below are subject to, and are qualified in their entirety by reference to, all provisions of the indenture and the mortgage, including the definitions therein of certain terms. We have filed copies of the indenture and the mortgage as exhibits to the registration statement of which this prospectus is a part. We encourage you to read the mortgage and indenture for provisions that may be important to you. Wherever particular articles, sections or defined terms of the indenture or mortgage are referred to those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference. The indenture and the mortgage contain, and the debt securities, when issued, will contain, additional important terms and provisions. We will describe the particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered in the prospectus supplement relating to those debt securities.

      Unless we otherwise specify in this prospectus or in the applicable prospectus supplement, we will issue debt securities in the form of global securities, deposited with and registered in the name of The Depository Trust Company, as depositary, which we refer to as “DTC,” or its nominee. Interests in the debt securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. See “Book-Entry Securities.”

Provisions Applicable to All Debt Securities

General

      The prospectus supplement that accompanies this prospectus relating to the debt securities being offered will include specific terms relating to the offered debt securities. These terms will include some or all of the following:

•	the title or designation of the debt securities, which may include medium-term notes;

•	the aggregate principal amount of the debt securities;

•	whether the debt securities are to represent secured indebtedness, including mortgage bonds, or senior unsecured indebtedness or subordinated indebtedness and, if subordinated debt securities, the specific subordination provisions applicable thereto;

•	in the case of subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness of Detroit Edison in right of payment, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;

•	whether the debt securities will be issued as registered securities, bearer securities or a combination of the two;

•	the person to whom any interest on any registered security shall be payable, if other than the person in whose name that security is registered at the close of business on the record date, the manner in which, or the person to whom, any interest on any bearer security shall be payable, if other than upon presentation and surrender of coupons, and the extent to which, or the manner in which, any interest payable on a temporary global security will be paid if other than in the manner provided in the indenture or the mortgage, as the case may be;

•	whether the debt securities will be issued in the form of one or more global securities;

•	the date or dates on which the principal of (and premium, if any, on) the debt securities will be payable or the method or methods, if any, by which such date or dates will be determined;

•	the rate or rates, which may be fixed or variable, or the method or methods of determining the rate or rates at which the debt securities will bear any interest;

•	the date or dates from which any interest will accrue or the method or methods, if any, by which such date or dates will be determined and the date or dates on which such interest will be payable;

•	whether and under what circumstances we will pay “additional amounts,” as defined in the indenture, on the debt securities to any holder who is a “United States alien,” as defined in the indenture, in respect of any tax, assessment or governmental charge, and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts; the term “interest,” as used in this prospectus, includes any additional amounts;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities shall be payable, and where any registered securities may be surrendered for registration of transfer or exchange;

•	a description of any provisions providing for redemption of the debt securities, in whole or in part, at our option, a holder’s option or otherwise, and the terms and provisions of such a redemption;

•	any sinking fund or other mandatory redemption or similar terms;

•	the authorized denominations of the debt securities, if other than denominations of $1,000 and any integral multiple thereof (in the case of registered securities) or $5,000 (in the case of bearer securities);

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities or any of them that shall be payable upon declaration of acceleration of the maturity thereof or the method by which such portion is to be determined;

•	if other than U.S. dollars, the currency or currencies or currency unit or units of two or more currencies in which debt securities are denominated, for which they may be purchased, and in which principal and any premium and interest is payable;

•	if the currency or currencies or currency unit or units for which debt securities may be purchased or in which principal and any premium and interest may be paid is at our election or at the election of a purchaser, the manner in which an election may be made and its terms;

•	any index or other method used to determine the amount of payments of principal of, and any premium and interest on, the debt securities;

•	if there is more than one trustee under the indenture or the mortgage, the identity of the trustee and, if not the trustee, the identity of each security registrar, paying agent and/or authenticating agent with respect to the debt securities;

•	whether the debt securities shall be issued as original issue discount securities;

•	whether a credit facility or other form of credit support will apply to the debt securities;

•	any deletions from, modifications of or additions to the events of default or covenants with respect to the debt securities;

•	in the case of debt securities secured by mortgage bonds, a description of any provisions relating to the release of such mortgage bonds;

•	any other specific terms of the debt securities.

      We are not obligated to issue all debt securities of any one series at the same time and all the debt securities of any one series need not bear interest at the same rate or mature on the same date.

      If we sell any of the debt securities for foreign currencies or foreign currency units or if the principal of, or any premium or interest on, any series of debt securities is payable in foreign currencies or foreign currency units, we will describe the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of debt securities and such currencies or currency units in the applicable prospectus supplement.

      Other than as described below under “— Provisions Applicable to General and Refunding Mortgage Bonds — Issuance of Additional Mortgage Bonds” with respect to limitations on the issuance of mortgage bonds, neither the mortgage nor the indenture limits our ability to incur indebtedness. In addition, neither the mortgage nor the indenture affords holders of debt securities protection in the event of a decline in our credit quality or if we are involved in a takeover, recapitalization or highly leveraged or similar transaction. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any deletions from, modifications of or additions to the events of default described below or covenants contained in the indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Provisions Applicable to General and Refunding Mortgage Bonds

General

      The mortgage bonds, which we may issue directly or which may secure our obligations with respect to a series of secured debt securities, are to be issued under and secured by the mortgage.

      The mortgage bonds may be issued in whole or in part in the form of one or more global securities that shall be deposited with, or on behalf of, DTC or such other depositary as may be specified, and registered in the name of a nominee of the depositary. See “Book-Entry Securities.” We will issue the mortgage bonds only in fully registered form in denominations of $1,000 and integral multiples thereof or any authorized minimum denomination. Mortgage bonds of any denomination will be exchangeable without charge (except for stamp taxes and other governmental charges) for mortgage bonds of the same series of other denominations.

      Unless otherwise specified in a prospectus supplement, there will be no such sinking fund, maintenance and replacement fund, improvement fund or similar provisions with respect to the debt securities.

      Mortgage bonds of various series, aggregating $1.0 billion in principal amount were issued as security for various series of outstanding industrial development revenue bonds. In addition, mortgage bonds of various other series aggregating $800 million in principal amount, were issued as security for various series of Detroit Edison’s outstanding notes issued under the indenture. $700 million aggregate principal amount of these mortgage bonds were issued as security for Detroit Edison’s 5.05% Senior Notes due 2005 and 6.125% Senior Notes due 2010 and are subject to the release provisions described below under “— Provisions Applicable to All Debt Securities Other than Mortgage Bonds — Security; Pledge of Mortgage Bonds — Release Date.” Such bonds contain provisions that correspond to the revenue bonds or notes they collateralize in respect of principal amounts, interest rates, maturity dates and redemption. All payments of interest on, and reductions of the principal amounts of, such revenue bonds or notes will be credited as payments to, or will give rise to reductions of principal amounts of, the corresponding bonds issued under the mortgage.

Security and Priority

      The mortgage is a first lien (subject only to excepted encumbrances as described in the mortgage) on a substantial portion of Detroit Edison’s properties and franchises and will (subject to the necessity for particular filings and recordings in the case of certain personal property) constitute a first lien on any such properties hereafter acquired by Detroit Edison, except that (1) after-acquired property will be subject to prior liens and encumbrances, if any, existing when acquired by Detroit Edison, (2) the mortgage will not become a lien upon after-acquired real property in a new county until it has been duly filed and recorded, and (3) the mortgage may not be effective as to property acquired subsequent to the filing of a bankruptcy proceeding with respect to Detroit Edison. The mortgage is not a lien on (a) equipment, materials or supplies purchased for resale or (b) securities or cash not specifically pledged and deposited with the mortgage trustee.

      The mortgage bonds will rank equally as to security with all mortgage bonds of all other series outstanding under the mortgage except insofar as any sinking, improvement or analogous fund may be deemed to afford additional security for the mortgage bonds of any series and except that, as provided in Section 3 of Article VI of the mortgage, the mortgage trustee may, when in possession during a default, apply any residue of collections to payment of principal of such mortgage bonds as are then due if all of the mortgage bonds have not become due.

      Detroit Edison has good and marketable title to all properties standing of record in its name (which include all of those properties on which its principal plants, generating stations and substations are erected and on which its general office and service buildings are constructed and all other important parcels of real estate and improvements thereon, other than pollution control facilities standing in the names of certain municipalities that are being sold to Detroit Edison pursuant to installment sales contracts and the undivided ownership interest of the Michigan Public Power Agency in a portion of the Belle River Power Plant), subject to the lien of the mortgage and subject to minor exceptions, defects, irregularities and deficiencies that, in the opinion of Detroit Edison, do not materially impair the use of such property, and has adequate rights to maintain and operate such of its distribution facilities as are located on public or other property.

Issuance of Additional Mortgage Bonds

      Additional mortgage bonds may be issued under the mortgage on the basis of:

•	60% of the cost or fair value to Detroit Edison (whichever is less) of property additions (as detailed below) that have not previously been taken into account for other purposes under the mortgage;

•	retired bonds in the same principal amount that have not previously been taken into account for other purposes under the mortgage; and

•	cash deposited with the mortgage trustee in the same amount. (Article III)

      Property additions include property, real and personal, used in the business of generating, transmitting or distributing electricity or gas, or power or heat by means of steam or hot water, and, with certain exceptions, located in the State of Michigan. Property additions do not include property acquired or constructed to keep the mortgaged property in working order or merely to replace obsolete or worn out property. (Article I, Section 4; Article III, Section 4)

      Bonds may not be issued on the basis of property additions or deposited cash unless earnings of Detroit Edison (after all operating expenses including all taxes, but excluding depreciation and interest charges) available for interest and reserves, including depreciation, for any consecutive twelve-month period within the immediately preceding fifteen months shall have been at least one and three-quarters times the annual interest charges on all mortgage bonds then outstanding under the mortgage, all mortgage bonds then applied for, and all prior lien bonds if there are any outstanding.

      At June 30, 2002, we could have issued approximately $4.3 billion of mortgage bonds on the basis of property additions, assuming an interest rate of 7% for purposes of the earnings test, and approximately $2.0 billion of mortgage bonds on the basis of mortgage bond retirements.

      Cash deposited with the mortgage trustee as the basis for the issuance of additional mortgage bonds may be withdrawn by Detroit Edison up to an amount equal to the aggregate principal amount of mortgage bonds to the authentication and delivery of which Detroit Edison shall have become entitled on the basis of property additions, or equal to the aggregate principal amount of mortgage bonds theretofore authenticated and delivered under the mortgage which are delivered to the mortgage trustee for cancellation. (Article III, Section 7)

Release Provisions

      Detroit Edison may, in the ordinary course of business, use and consume materials and equipment and may alter, repair, replace, change location or position of and add to plants, buildings, machinery and other fixtures without notice to the mortgage bondholders. Leases and contracts may be entered into, terminated or altered, and materials, equipment and supplies may be sold, exchanged or otherwise disposed of, free from the lien of the mortgage, all in the ordinary course of business. (Article X, Sections 1 and 2) Detroit Edison may also surrender or modify its franchises or sell or exchange any other part of its property upon compliance with the mortgage requirements, including, without limitation, the delivery to the mortgage trustee of cash in an amount or retired bonds in a principal amount, and/or the certification to the mortgage trustee of property additions having a fair value, equal in the aggregate to the fair value of the property to be released. (Article X, Sections 3 and 4; Article XA, Section 2) The mortgage trustee is required to report annually to the mortgage bondholders with respect to any release, or release and substitution of property. (Article XII, Section 7)

      Cash deposited with the mortgage trustee in connection with the release of property may, among other things, be paid over to Detroit Edison in an amount equal to the amount of property additions, on the principal amount of retired bonds, certified for this purpose.

Consolidation, Merger and Sale of Assets

      Detroit Edison may, without the consent of the holders of the debt securities, consolidate or merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation lawfully entitled to acquire and operate the same, or may permit any such corporation to consolidate or merge with or into Detroit Edison, or convey, transfer or lease its properties and assets substantially as an entirety to Detroit Edison, provided that any successor corporation assumes Detroit Edison’s obligations on the mortgage bonds and under the mortgage; provided, however, that no such consolidation, merger, conveyance, or lease shall impair the lien and security of the mortgage or any of the rights and powers of the mortgage trustee or the bondholders thereunder, and provided that any such lease shall be made expressly subject to immediate termination by Detroit Edison or by the mortgage trustee at any time upon the happening of an event of default, and that certain other conditions are met. (Article XIV)

Modification

      Detroit Edison and the mortgage trustee may modify the mortgage and the rights and obligations of Detroit Edison and of the mortgage bondholders with the consent of Detroit Edison and of the holders of 85% of the principal amount of mortgage bonds outstanding; provided that no such modification may permit any change in the terms of payment of principal or interest of any bond without the consent of the holder thereof, nor permit the creation of any lien ranking prior to or on a parity with the lien of the mortgage with respect to any property mortgaged thereunder, nor reduce the percentage of mortgage bondholders necessary to consent to such modification. (Article XV)

      The mortgage also provides that Detroit Edison and the mortgage trustee may enter into supplemental indentures, without the consent of the bondholders, for the purposes of:

•	adding to the conditions, limitations and restrictions on the authentication and delivery of bonds under the mortgage;

•	adding to the covenants and agreements of Detroit Edison;

•	evidencing new series of bonds;

•	evidencing the succession of another corporation to Detroit Edison;

•	conveying, transferring, and assigning additional properties, securities, and franchises to the trustee;

•	providing a sinking, amortization, improvement or other analogous fund for the purchase, redemption or other retirement of any bonds; or

•	curing any ambiguities, or curing, correcting or supplementing any defect or inconsistent provision contained in the mortgage as supplemented.

      The mortgage also provides that any supplemental indenture shall, insofar as may be required by the provisions of the Trust Indenture Act of 1939 as then in effect, comply with the provisions of that Act. (Article XVI)

Events of Default and Remedies

      The following events of default are applicable to the mortgage bonds:

•	failure to pay interest when due on the mortgage bonds, continued for 90 days;

•	failure to pay principal of the mortgage bonds when due;

•	failure to pay interest on outstanding underlying or prior lien bonds when due, continued for 90 days; failure to pay principal on such bonds when due;

•	failure to perform or observe covenants, agreements or conditions contained in the mortgage, continued for 90 days after notice of default; and

•	insolvency or adjudication of bankruptcy or appointment of a receiver not revoked within 90 days. (Article VI, Section 2)

      If an event of default under the mortgage occurs and is continuing, the mortgage trustee may, and the holders of at least 25% in principal amount of outstanding mortgage bonds may, and upon the request of the holders of at least a majority in principal amount of outstanding mortgage bonds the mortgage trustee will, by notice as provided in the mortgage, declare the principal of all outstanding mortgage bonds, together with accrued interest thereon, to be immediately due and payable. If, at any time after any such declaration of acceleration, and before any sale of the trust estate has been made, all arrears of interest have been paid and all other defaults, if any, have been remedied or secured, then the holders of a majority in principal amount of outstanding mortgage bonds may, by notice as provided in the mortgage, waive such default and its consequences and rescind such declaration; but no such waiver will extend to any subsequent default. (Article VI, Section 2)

      If an event of default occurs and is continuing, the mortgage trustee may:

•	take possession of the trust estate and hold, use, operate, manage and control the same;

•	sell the trust estate; and

•	enforce its rights and the rights of the bondholders by appropriate judicial proceeding at law or in equity. (Article IV, Section 3)

      The holders of a majority in aggregate principal amount of outstanding mortgage bonds have the right to direct the method and place of conducting all proceedings for the sale of the trust estate, foreclosure or appointment of a receiver or other proceedings under the mortgage (Article VI, Section 15); holders of not less than a majority in principal amount, upon providing reasonable security and indemnity to the mortgage trustee, can require the mortgage trustee to take action toward the execution or enforcement of the trusts created by the mortgage. (Article VI, Section 16; Article XII, Section 1(b)(8))

      No holder of any mortgage bond will have the right to institute any proceeding for the foreclosure of the mortgage or for the enforcement of any other remedy under the mortgage unless:

•	such holder has previously given the mortgage trustee notice of default;

•	the holders of 25% in principal amount of outstanding mortgage bonds have requested the mortgage trustee, and afforded it a reasonable opportunity, to institute such proceeding in its own name;

•	such holder or holders have offered the mortgage trustee adequate security and indemnity against costs, expenses and liabilities; and

•	the mortgage trustee has refused or neglected to comply with such request within a reasonable time. (Article VI, Section 18)

      No holder of mortgage bonds will have any right in any manner to affect, disturb or prejudice the lien of the mortgage. (Article VI, Section 18)

      Nothing in the mortgage, however, will affect or impair the right of any bondholder, which is absolute and unconditional, to enforce payment of the principal and interest of his bonds. (Article VI, Section 18)

      The laws of the various states in which the trust estate is located may limit or deny the ability of the mortgage trustee to enforce certain rights and remedies provided in the mortgage in accordance with their terms.

Evidence of Compliance

      Detroit Edison is required to furnish to the mortgage trustee an opinion of counsel as to recordation of each supplemental indenture and an annual opinion as to recording, filing, re-recording and re-filing of the mortgage and supplements thereto. (Article XA, Section 3) Detroit Edison is also required to furnish to the mortgage trustee an annual certificate of its officers as to compliance with certain provisions of the mortgage. (Article V, Section 19)

Provisions Applicable to All Debt Securities Other Than Mortgage Bonds

      We may issue the debt securities in one or more series with the same or various maturities. (Section 301) We may issue debt securities solely in fully registered form as registered securities without coupons, solely in bearer form as bearer securities with or without coupons, or both as registered securities and bearer securities. (Section 301)

      Unless otherwise specified in the applicable prospectus supplement, principal and interest, if any, on the debt securities offered thereby are to be payable at the office or agency of Detroit Edison maintained for such purposes in the city where the principal corporate trust office of the indenture trustee is located, and will initially be the principal corporate trust office of the indenture trustee, provided that payment of interest, if any, may be made at the option of Detroit Edison by check mailed to the persons in whose names the debt securities are registered at the close of business on the day specified in the prospectus supplement accompanying this prospectus.

      However, if we default in paying interest on a debt security, we will pay defaulted interest in either of the two following ways:

1. We will first propose to the indenture trustee a payment date for such defaulted interest and we will deposit with the paying agent an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest. Next, the indenture trustee will choose a special record date for determining which Holders are entitled to the payment. The special record date will be 10 days before the payment date we propose. Finally, the paying agent will pay such defaulted interest on the payment date to the holder of the debt security as of the close of business on the special record date.

2. Alternatively, we can propose to the indenture trustee any other lawful manner of payment that is consistent with the requirements to any securities exchange on which such debt securities are listed for trading. If the indenture trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

      We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We may describe the Federal income tax consequences and special considerations applicable to any series in the applicable prospectus supplement.

Form, Exchange, Registration and Transfer

      Registered debt securities will be exchangeable for other debt securities of the same series and of like tenor, of any authorized denominations and of a like aggregate principal amount and stated maturity (as defined in the indenture). Debt securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the indenture trustee or at the office of any transfer agent designated by Detroit Edison for such purpose, without service charge but upon payment of any taxes and other governmental charges as described in the indenture. Such transfer or exchange will be effected upon the books of the indenture trustee or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. (Section 305)

      Detroit Edison will not be required to: (i) issue, register the transfer of or exchange debt securities during a period beginning at the opening of business 15 days before any selection of debt securities of such series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or (ii) register the transfer of or exchange any such registered debt security, or portion thereof, called for redemption, except the unredeemed portion of any such debt security being redeemed in part. (Section 305)

      If we issue debt securities of any series as bearer securities, the prospectus supplement will contain any restrictions applicable to the offer, sale or delivery of bearer securities and the terms upon which bearer securities of the series may be exchanged for registered securities of the series and, if permitted by applicable laws and regulations, the terms upon which registered securities of the series may be exchanged for bearer securities of the series, whether such debt securities are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may exchange such interests for debt securities of such series and the circumstances under which any such exchanges may occur.

Satisfaction and Discharge

      Detroit Edison will be deemed to have paid and discharged the indebtedness on all the debt securities of a series and the indenture trustee will execute instruments acknowledging the satisfaction and discharge of such indebtedness and, if applicable, will pay, or assign or transfer and deliver to Detroit Edison the related mortgage bond issued in connection with the debt securities of such series if:

•	Detroit Edison has deposited or caused to be deposited with the indenture trustee an amount sufficient to pay and discharge the entire indebtedness on all outstanding debt securities of such series for principal (and premium, if any) and interest to the stated maturity or any redemption date, as the case may be; or Detroit Edison has deposited or caused to be deposited with the indenture trustee such amount of direct noncallable obligations of, or noncallable obligations the payment of principal of and interest on which is fully guaranteed by, the United States of America maturing as to principal and interest in such amounts and at such times as will, without consideration of any reinvestment thereof, be sufficient to pay and discharge the entire indebtedness on all outstanding debt securities of such series for principal (and premium, if any) and interest to the stated maturity or any redemption date, as the case may be; and

•	after giving effect to the satisfaction and discharge of the debt securities and to the release from the lien of the indenture of the mortgage bonds related to such debt securities and designated by us for such release, the aggregate principal amount of the mortgage bonds relating to all outstanding debt securities shall not be less than the aggregate principal amount of (and premium, if any) all outstanding debt securities; and

•	Detroit Edison has paid or caused to be paid all other sums payable with respect to the debt securities of such series. (Section 503)

•	All other conditions specified with respect to debt securities of such series have been satisfied.

Events of Default

      Any one of the following events will constitute an event of default under the indenture with respect to the debt securities of any series:

•	failure to pay any interest on any debt security of that series when due, continued for 30 days;

•	failure to pay principal of (or premium, if any) on the debt securities of that series when due;

•	default in the deposit of any sinking fund payment;

•	in the case of debt securities secured by mortgage bonds, failure to comply with the provisions of the pledged mortgage bonds as set forth in the indenture;

•	failure to perform any other covenant or warranty of Detroit Edison in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of a series of securities other than such debt securities), continued for 60 days after written notice as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization involving Detroit Edison;

•	in the case of debt securities secured by mortgage bonds, the occurrence of a “default” as such term is defined in the mortgage; and

•	any other event of default that may be provided with respect to the debt securities of that series. (Section 601)

      If an event of default with respect to the debt securities of any series occurs and is continuing, either the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series, by notice as provided in the indenture, may declare the principal amount of such debt securities to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the indenture trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities of such series may, under certain circumstances, rescind and annul such acceleration. (Section 602)

      The indenture provides that within 90 days after the occurrence of any event of default thereunder with respect to the debt securities of any series, the indenture trustee shall transmit, in the manner set forth in the indenture, notice of such event of default to the holders of the debt securities of such series unless such event of default has been cured or waived; provided, however, that except in the case of a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series, the indenture trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the indenture trustee has in good faith determined that the withholding of such notice is in the interest of the holders of debt securities of such series. (Section 701)

      If an event of default occurs and is continuing with respect to the debt securities of any series, the indenture trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of debt securities of such series by all appropriate judicial proceedings. (Section 603)

      The indenture provides that, subject to the duty of the indenture trustee during any default to act with the required standard of care, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless such holders shall have offered to the indenture trustee reasonable indemnity. (Section 702) Subject to such provisions for the indemnification of the indenture trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of such series. (Section 612)

      In addition, the indenture provides that no holder of any debt security will have any right to institute any proceeding judicial or otherwise, with respect to the Indenture for the appointment of a receiver or for any other remedy thereunder unless

•	that holder has previously given the trustee written notice of a continuing event of default;

•	the holders of 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of that Event of Default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

•	for 60 days after receipt of notice, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of outstanding debt securities of that series.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders. (See Section 607.)

      However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Section 608.)

Modification and Waiver

      We and the indenture trustee may, without the consent of the holders, modify provisions of the indenture for certain purposes, including,

•	evidencing the succession of another entity to the company;

•	adding one or more covenants of the company for the benefit of the holders of all or any series of securities, or surrendering any right or power conferred upon the company;

•	adding any additional events of default for all or any series of the securities;

•	providing for the issuance of bearer securities;

•	establishing the form or terms of securities of any series or any related coupons;

•	evidencing and providing for the acceptance of appointment of a separate or successor indenture trustee;

•	curing any ambiguity, correcting or supplementing any provision which may be inconsistent with any other provision of the indenture so long as such provisions do not adversely affect the interests of the holders in any material respect;

•	modifying, eliminating or adding to the provisions of the indenture to such extent to qualify the indenture under the Trust Indenture Act;

•	adding, deleting from or revising the conditions, limitations and restrictions on the authorized amount, terms or purposes of the issue, authentication and delivery of the securities;

•	modifying, eliminating or adding to the provisions of any security to allow for such security to be held in certificated form; or

•	changing or eliminating any provision of the indenture or adding any new provision to the indenture that does not adversely affect the interests of the holders. (Section 1001)

      We and the indenture trustee may modify certain other provisions of the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected by the modification; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected thereby,

•	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt securities;

•	reduce the principal amount of, or premium or interest on, any debt securities;

•	change the place of payment, coin or currency in which any debt securities or any premium or any interest thereon is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt securities (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•	change any obligation of Detroit Edison to maintain an office or agency for payment on the debt securities;

•	modify or change any of the provisions in the indenture with respect to the mortgage or any of the provisions of the mortgage or the mortgage bonds in a manner adverse to the holders of the debt securities affected thereby; or

•	modify any of the above provisions. (Section 1002)

      The holders of at least 66 2/3% in aggregate principal amount of debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by Detroit Edison with certain restrictive provisions of the indenture. (Section 1109) The holders of not less than a majority in aggregate principal amount of debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (a) in the payment of principal of (or premium, if any) or any interest on any debt security of that series, or (b) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. (Section 613)

Consolidation, Merger and Sale of Assets

      Detroit Edison may, without the consent of the holders of the debt securities, consolidate or merge with or into, or convey, transfer or lease its properties and assets substantially as an entirety to, any person that is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, or may permit any such person to consolidate with or merge into Detroit Edison or convey, transfer or lease its properties and assets substantially as an entirety to Detroit Edison, provided that any successor person assumes Detroit Edison’s obligations on the debt securities and under the indenture, that after giving effect to the transaction no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met. In the case of any such transaction in which Detroit Edison is not the surviving successor, except in the case of a lease, Detroit Edison will be relieved of its obligations under the debt securities and the indenture. (Sections 901 and 902)

Security; Pledge of Mortgage Bonds

      Unless otherwise set forth in the applicable prospectus supplement, each series of secured debt securities will be secured as to payment of principal, interest and premium, if any, as set forth below.

      General.     In order to secure the obligation of Detroit Edison to pay the principal of (and premium, if any) and interest on the secured debt securities of each series, Detroit Edison will issue and deliver to and pledge with the indenture trustee its mortgage bonds such that the aggregate principal amount of the secured debt securities outstanding will not exceed the aggregate principal amount of the related mortgage bonds pledged with and held by the indenture trustee. (Section 401) The mortgage bonds will bear interest at times and in amounts sufficient to provide for the payment of interest on the related secured debt securities and also will be redeemed at times and in amounts that correspond to the required payments of principal of and any premium on the related secured debt securities. Payments on the secured debt securities will satisfy payment obligations on the underlying mortgage bonds. (Article 4) The mortgage bonds will be secured by a first mortgage lien on certain property owned by Detroit Edison and will rank on a parity with all other general and refunding mortgage bonds of Detroit Edison. See “Provisions Applicable to General and Refunding Mortgage Bonds — Security and Priority” above. As of June 30, 2002, Detroit Edison had outstanding approximately $2.6 billion aggregate principal amount of general and refunding mortgage bonds. See “Provisions Applicable to General and Refunding Mortgage Bonds.”

      Satisfaction of Payment Obligation on Mortgage Bond.     The indenture provides that the obligation of Detroit Edison to make any payment of the principal of (and premium, if any) or interest on the mortgage bonds will be deemed to have been satisfied and discharged to the extent that at the time any such payment shall be due, the then due principal of (and premium, if any) or interest on the related secured debt securities, shall have been paid, deemed to have been paid or otherwise satisfied and discharged. In addition, such obligation to make any payment of the principal of (and premium, if any) or interest on the mortgage bonds at any time will be deemed to have been satisfied and discharged to the extent that the amount of Detroit Edison’s obligation to make any payment of the principal of (and premium, if any) or interest on the mortgage bond exceeds the obligation of Detroit Edison at that time to make any payment of the principal of (and premium, if any) or interest on the related secured debt securities. (Section 403)

      Redemption of Mortgage Bonds.     Detroit Edison agrees in the indenture that upon the required payment of principal or premium, if any, becoming due and payable with respect to any secured debt securities, it will redeem the related mortgage bonds in an aggregate principal amount equal to the amount becoming due and payable on such secured debt securities, plus accrued interest; provided, however, that Detroit Edison’s obligation to redeem such mortgage bond will be fully or partially deemed to have been satisfied and discharged to the extent that at the time any such payment shall be due, the then due aggregate principal amount of the secured debt securities, plus the aggregate amount of any premium on, or accrued interest to the redemption date for, such secured debt securities shall have been fully or partially paid, deemed to have been paid or otherwise satisfied and discharged. Except for such redemption, Detroit Edison covenants that it will not redeem the mortgage bond or take any action that will result in the mortgage trustee or Detroit Edison incurring an obligation to redeem the mortgage bond. (Section 404)

      Voting of Mortgage Bonds.     The indenture provides that the trustee will, as holder of the mortgage bonds delivered as the basis for the issuance of debt securities, attend such meetings of bondholders under the related mortgage, or deliver its proxy in connection therewith, as relates to matters with respect to which it, as such holder, is entitled to vote or consent. The indenture provides that, so long as no event of default as defined in the indenture has occurred and is continuing, the trustee will, as holder of such mortgage bonds, vote or consent in favor of any amendments or modifications to the mortgage unless such amendments or modifications are correlative to any amendments or modifications of the indenture that would require the consent of holders of securities of any series. (Section 407)

      Release Date.     If so provided in a prospectus supplement with respect to any series of debt securities, on a “release date” described below, Detroit Edison will retire the related series of mortgage bonds and all other mortgage bonds subject to the release provisions, and thereafter will not issue any additional mortgage bonds under the mortgage. Detroit Edison will be required to give notice to the holders of the applicable debt securities of the occurrence of any release date. The “release date” means the date as of which all mortgage bonds, other than the mortgage bonds subject to the release provisions of the indenture, including the series of mortgage bonds relating to any debt securities, and other than outstanding mortgage bonds which do not in aggregate principal amount exceed the greater of 5% of Detroit Edison’s Net Tangible Assets (as defined below) or 5% of Detroit Edison’s Capitalization, have been retired through payment, redemption or otherwise.

      On the release date, the related series of mortgage bonds will no longer secure the applicable debt securities, and those debt securities, together with all other debt securities secured by mortgage bonds subject to the release provisions, will at Detroit Edison’s option, either become unsecured general obligations of Detroit Edison or be secured by substitute mortgage bonds issued under a mortgage indenture other than the mortgage, which we refer to as the substitute mortgage. If Detroit Edison does not elect to have the applicable debt securities become unsecured on the release date, Detroit Edison will simultaneously issue and deliver to the indenture trustee, as security for such debt securities, substitute mortgage bonds. The interest rate, interest payment dates, method of paying interest, stated maturity date and redemption provisions will be identical to those of the applicable series of debt securities, and the substitute mortgage bonds will be issued in the same aggregate principal amount as the related debt securities then outstanding. Until all mortgage bonds issued under the mortgage are no longer outstanding and the mortgage is terminated, the lien securing the substitute mortgage bonds would be subject to the prior lien of the mortgage.

      Certain Covenants.     Unless otherwise set forth in the applicable prospectus supplement, on or after the release date, unless substitute mortgage bonds are issued to secure the applicable debt securities, Detroit Edison’s ability to incur certain liens or engage in certain sale-leaseback transactions will be restricted as follows.

      As used in this prospectus, the following terms have the meanings indicated:

      “Capitalization” means the total of all the following items appearing on, or included in, our consolidated balance sheet, (i) liabilities for indebtedness maturing more than 12 months from the date of determination excluding securitization bonds, and (ii) common stock, common stock expense, accumulated other comprehensive income or loss, preferred stock, preference stock, premium on common stock and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of our capital stock held in our treasury, if any. Capitalization shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and approved by the independent accountants regularly retained by us, and may be determined as of a date not more than 60 days prior to the happening of the event for which the determination is being made.

      “Debt” means any outstanding debt for money borrowed evidenced by notes, debentures, bonds or other securities, or guarantees of any debt.

      “Net Tangible Assets” means the amount shown as total assets on our consolidated balance sheet, less (i) intangible assets, including, but without limitation, such items as goodwill, trademarks, trade names, patents, unamortized debt discount and expense and certain regulatory assets including securitized regulatory assets, and (ii) appropriate adjustments, if any, on account of minority interests. Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices applicable to the type of business in which we are engaged and approved by the independent accountants regularly retained by us, and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.

      “Operating Property” means (i) any interest in real property Detroit Edison owns and (ii) any asset Detroit Edison owns that is depreciable in accordance with generally accepted accounting principles, excluding, in either case, any interest of Detroit Edison’s as lessee under any lease (except for a lease that results from a Sale and Lease-Back Transaction) which has been or would be capitalized on the books of the lessee in accordance with generally accepted accounting principles.

      “Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing to us of any Operating Property (except for leases for a term, including any renewal or potential renewal, of not more than 48 months), which Operating Property has been or is to be sold or transferred by us to the person; provided, however, Sale and Lease-Back Transaction shall not include any arrangement first entered into prior to the date of the supplemental indenture relating to the applicable debt securities and shall not include any transaction pursuant to which we sell Operating Property to, and thereafter purchase energy or services from, any entity, which transaction is ordered or authorized by any regulatory authority having jurisdiction over us or our operations or is entered into pursuant to any plan or program of industry restructuring ordered or authorized by any such regulatory authority.

      “Value” means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) our net proceeds from the sale or transfer of the property leased pursuant to the Sale and Lease-Back Transaction or (ii) the net book value of the property, as determined by us in accordance with generally accepted accounting principles at the time of entering into the Sale and Lease-Back transaction, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of the Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of the term, without regard, in any case, to the renewal or extension options.

      Limitations on Liens.     The indenture will provide that, from and after the release date, unless substitute mortgage bonds are issued to secure the applicable debt securities, so long as any such debt securities are outstanding, we may not issue, assume, guarantee (including any contingent obligation to purchase) or permit to exist any Debt that is secured by any mortgage, security interest, pledge or lien (“Lien”) of or upon Operating Property owned by us, whether owned at the release date or subsequently acquired, without effectively securing the applicable debt securities (together with, if we so determine, any other indebtedness of ours ranking equally with the applicable debt securities) equally and ratably with the Debt (but only so long as the Debt is so secured).

      The foregoing restriction will not apply to:

•	Liens on any Operating Property existing at the time of its acquisition and not created in contemplation of the acquisition;

•	Liens on Operating Property of a corporation existing at the time the corporation is merged into or consolidated with us, or at the time the corporation disposes of substantially all of its properties (or those of a division) to us, provided that the Lien is not extended to property owned by us immediately prior to the merger, consolidation or other disposition and is not created in contemplation of the merger, consolidation or other disposition;

•	Liens on Operating Property to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of such property or to secure indebtedness incurred to provide funds for any of these purposes or for reimbursement of funds previously expended for any of these purposes, provided the Liens are created or assumed contemporaneously with, or within 18 months after, the acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement or within 6 months thereafter pursuant to a commitment for financing arranged with a lender or investor without such 18-month period;

•	Liens in favor of the United States or any state or any department, agency or instrumentality or political subdivision of the United States or any state, or for the benefit of holders of securities issued by any of these entities, to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving our Operating Property; or

•	Any extension, renewal or replacement (or successive extensions, renewals, or replacements), in whole or in part, of any Lien referred to in the exceptions listed above, provided, however,that the principal amount of Debt secured thereby and not otherwise authorized by those exceptions listed above shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extensions, renewal or replacement, so secured at the time of such extension, renewal or replacement.

      In addition, notwithstanding the foregoing restrictions, we may issue, assume or guarantee Debt secured by a Lien that would otherwise be subject to the foregoing restrictions up to an aggregate amount that, together with all other of our secured Debt (not including secured Debt permitted under any of the foregoing exceptions) and the Value of Sale and Lease-Back Transactions existing at such time (other than the Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be subjected to a Lien under any of the foregoing exceptions, and Sale and Lease-Back Transactions that are permitted by the first sentence of “Limitations on Sale and Lease-Back Transactions” below), does not exceed the greater of 10% of our Net Tangible Assets or 10% of our Capitalization. The foregoing restrictions do not limit our ability to place Liens on (i) the capital stock of any of our subsidiaries or (ii) the assets of any of our subsidiaries.

      Limitations Sale on Lease-Back Transactions.     The indenture will provide that so long as the applicable debt securities are outstanding from and after the release date, unless substitute mortgage bonds are issued to secure such debt securities, we may not enter into or permit to exist any Sale or Lease-Back Transaction with respect to any Operating Property (except for leases for a term, including any renewal or potential renewal, of not more than 48 months), if the purchaser’s commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of the Operating Property or the placing in operation of the Operating Property or of the Operating Property as constructed or developed or substantially repaired, altered or improved. This restriction will not apply if (a) we would be entitled pursuant to any of the provisions listed as exceptions to the restriction applicable to “Limitation on Liens” above to issue, assume, guarantee or permit to exist Debt secured by a Lien on the Operating Property without equally and ratably securing the applicable debt securities, (b) after giving effect to the Sale and Lease-Back transaction, we could incur pursuant to the provisions described in the last paragraph under “Limitation on Liens, “at least $1.00 of additional Debt secured by liens other than Liens permitted by clause (a)), or (c) we apply within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not less than the fair value of the Operating Property so leased), and, otherwise, an amount equal to the fair value (as determined by our Board of Directors) of the Operating Property so leased to the retirement of notes or other debt of Detroit Edison ranking equally with the applicable debt securities, subject to reduction for notes and the Debt retired during the 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity.

      At the date of this prospectus, Detroit Edison’s $200 million General and Refunding Mortgage Bonds, 2001 Series D, due October 1, 2005 and $500 million General and Refunding Mortgage Bonds, 2001 Series E, due October 1, 2010 are the only series of mortgage bonds subject to the release provisions. As of June 30, 2002, we had outstanding mortgage bonds in an aggregate principal amount equal to approximately $2.6 billion, or 31% of our Net Tangible Assets and 48% of our Capitalization.

      Surrender and Exchange of Mortgage Bonds.     The indenture trustee will surrender to the mortgage trustee for cancellation the mortgage bonds in an aggregate principal amount equal to the aggregate principal amount of any other mortgage bond delivered to and pledged with the indenture trustee pursuant to the indenture in exchange therefor; provided, that the mortgage bonds so delivered to and pledged with the indenture trustee contain no provisions that would impair the benefit of the lien of the mortgage in favor of the holders of the related secured debt securities. (Section 406(c))

Provisions Applicable to Subordinated Debt Securities

General

      Subordinated debt securities will be issued under the indenture and will rank equally with certain other subordinated debt of Detroit Edison that may be outstanding from time to time and will rank junior to all senior indebtedness of Detroit Edison (including any senior debt securities) that may be outstanding from time to time.

Subordination

      The payment of the principal of (and premium, if any) and interest on the subordinated debt securities is expressly subordinated, to the extent and in the manner set forth in the indenture, in right of payment to the prior payment in full of all senior indebtedness of Detroit Edison. (See form of supplemental indenture creating subordinated debt securities).

      Upon (i) any acceleration of the principal amount due on the subordinated debt securities or (ii) any payment or distribution of assets of Detroit Edison of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of Detroit Edison, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal and premium, if any, and interest due upon all senior indebtedness shall first be paid in full, or payment thereof provided for in money or money’s worth in accordance with its terms, before any payment is made on account of the principal of, premium, if any, or interest on the indebtedness evidenced by the subordinated debt securities, and upon any such dissolution or winding-up or liquidation or reorganization any payment or distribution of assets of Detroit Edison of any kind or character, whether in cash, property or securities, to which the holders of the subordinated debt securities would be entitled, except for the provisions of the indenture, shall (subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred by the provisions of the subordinated debt securities upon the senior indebtedness and the holders thereof with respect to the subordinated debt securities and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law), be paid by Detroit Edison or any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the holders of the subordinated debt securities if received by them, directly to the holders of senior indebtedness (pro rata to each such holder on the basis of the respective amounts of senior indebtedness held by such holder) or their representatives, to the extent necessary to pay all senior indebtedness (including interest thereon) in full, in money or money’s worth, after giving effect to any concurrent payments or distributions to or for the holders of senior indebtedness, before any payment or distribution is made to the holders of the indebtedness evidenced by the subordinated debt securities. The consolidation of Detroit Edison with or the merger of Detroit Edison into another person or the liquidation or dissolution of Detroit Edison following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another person upon the terms and conditions provided in the indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for these purposes.

      In the event that any payment or distribution of assets of Detroit Edison of any kind or character not permitted by the foregoing provisions, whether in cash, property or securities, shall be received by the holders of subordinated debt securities before all senior indebtedness is paid in full, or provision made for such payment, in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such senior indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such senior indebtedness may have been issued, as their respective interests may appear, for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such senior indebtedness.

      We will make no payment on account of principal of, premium, if any, sinking funds or interest on the subordinated debt securities unless full payment of amounts then due for principal, premium, if any, sinking funds and interest on any senior indebtedness has been made or duly provided for in money or money’s worth in accordance with the terms of such senior indebtedness. We will make no payment on account of principal, premium, if any, sinking funds or interest on the subordinated debt securities if, at the time of such payment or immediately after giving effect thereto, (i) there shall exist a default in the payment of principal, premium, if any, sinking funds or interest with respect to any senior indebtedness, or (ii) there shall have occurred an event or default (other than a default in the payment of principal, premium, if any, sinking funds or interest) with respect to any senior indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holders thereof to accelerate the maturity thereof, and such event of default shall not have been cured or waived or shall not have ceased to exist.

Subrogation

      From and after the payment in full of all senior indebtedness, the holders of the subordinated debt securities (together with the holders of any other indebtedness of Detroit Edison that is subordinate in right of payment to the payment in full of all senior indebtedness, which is not subordinate in right of payment to the subordinated debt securities and which by its terms grants such right of subrogation to the holder thereof) shall be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of assets or securities of Detroit Edison applicable to the senior indebtedness until the subordinated debt securities shall be paid in full, and, for the purposes of such subrogation, no such payments or distributions to the holders of senior indebtedness of assets or securities, which otherwise would have been payable or distributable to holders of the subordinated debt securities, shall, as between Detroit Edison, its creditors other than the holders of senior indebtedness, and the holders of the subordinated debt securities, be deemed to be a payment by Detroit Edison to or on account of the senior indebtedness, it being understood that these provisions of the indenture are and are intended solely for the purpose of defining the relative rights of the holders of the subordinated debt securities, on the one hand, and the holders of the senior indebtedness, on the other hand, and nothing contained in the indenture is intended to or shall impair as between Detroit Edison, its creditors other than the holders of senior indebtedness, and the holders of the subordinated debt securities, the obligation of Detroit Edison, which is unconditional and absolute, to pay to the holders of the subordinated debt securities the principal of and interest on the subordinated debt securities as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the subordinated debt securities and creditors of Detroit Edison other than the holders of the senior indebtedness, nor shall anything therein prevent the holder of any subordinated debt security from exercising all remedies otherwise permitted by applicable law upon default under such subordinated debt security subject to the rights of the holders of senior indebtedness to receive cash, property or securities of Detroit Edison otherwise payable or deliverable to the holders of the subordinated debt securities or to a representative of such holders, on their behalf.

      Except as we may provide in the applicable prospectus supplement and supplemental indenture, the term “senior indebtedness” is defined in the indenture as indebtedness incurred by Detroit Edison for money borrowed whether outstanding on the date hereof or incurred in the future, all deferrals, renewals or extensions of any such indebtedness and all evidences of indebtedness issued in exchange for any such indebtedness and guarantees by Detroit Edison of the foregoing items of indebtedness for money borrowed by persons other than Detroit Edison and all obligations as lessee under any and all leases of property, equipment and other assets required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, unless, in any such case, such indebtedness, guarantee or obligation provides by its terms that it shall not constitute senior indebtedness.

      If we issue subordinated debt securities, we will describe the aggregate principal amount of senior indebtedness outstanding as of a recent date in the applicable prospectus supplement. The indenture does not restrict the amount of senior indebtedness that Detroit Edison may incur.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

      The following applies only in the event that debt securities are held by a Detroit Edison Trust.

      To the extent that any action under any debt securities held by a Detroit Edison Trust is entitled to be taken by the holders of at least a specified percentage of those debt securities, and unless otherwise specified in the applicable prospectus supplement, holders of the trust preferred securities issued by that Detroit Edison Trust may take action if the action is not taken by the property trustee of that Detroit Edison Trust. Notwithstanding the foregoing, if an event of default under those debt securities has occurred and is continuing and is attributable either to:

•	the failure of Detroit Edison to pay the principal of, or any premium or interest on, those debt securities on the due date; or

•	the failure by Detroit Edison to deliver the required securities or other property upon an appropriate conversion or exchange election, if any,

and an event of default has occurred and is continuing under the applicable trust agreement, a holder of the related trust preferred securities may institute a direct action.

      A “direct action” is a legal proceeding directly against Detroit Edison for enforcement of payment to the holder of trust preferred securities issued by a Detroit Edison Trust of the principal of or any premium or interest on the debt securities held by that trust having a principal amount equal to the liquidation amount of those trust preferred securities held by that holder or for enforcement of any conversion or exchange rights, as the case may be. Detroit Edison may not amend an indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities outstanding that have an interest in the related debt securities. If the right to bring a direct action is removed, the Detroit Edison Trusts may become subject to the reporting obligations under the Securities Exchange Act. Notwithstanding any payments made to a holder of trust preferred securities by Detroit Edison in connection with a direct action, Detroit Edison will remain obligated to pay the principal of, and any premium and interest on, the related debt securities, and Detroit Edison will be subrogated to the rights of the holders of those trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by Detroit Edison to the holder in any direct action.

      The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related debt securities unless an event of default has occurred and is continuing under the applicable trust agreement. See “Description of Trust Preferred Securities — Events of Default; Notice” below.

Governing Law

      The indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustees

      Bank One Trust Company, National Association is the trustee under the indenture, the property trustee under the trust agreements and the trustee under the guarantees. Bank One, National Association, is trustee under the mortgage. Affiliates of the trustees act as lender for, and provide other banking, investment banking and other financial services to, Detroit Edison and its affiliates. The Trust Indenture Act contains limitations on the rights of the trustees, should they become creditors of Detroit Edison, to obtain payment of claims in certain cases or to realize on certain property received by them in respect of any such claims, as security or otherwise. The trustees are permitted to engage in other transactions with Detroit Edison and its subsidiaries from time to time, provided that if the trustees acquire any conflicting interests, as defined in the Trust Indenture Act, they must eliminate such conflicts upon the occurrence of an event of default under the indenture, trust agreements, guarantees or mortgage, as the case may be, or else resign.

Description of Trust Preferred Securities

       Each Detroit Edison Trust will issue under its trust agreement only one series of trust preferred securities, that will represent beneficial interests in that Detroit Edison Trust. Each Detroit Edison Trust will qualify its trust agreement under the Trust Indenture Act. Each trust agreement is subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of the trust preferred securities and the trust agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the trust preferred securities and the trust agreement, including the definitions of certain terms, and those made a part of the trust agreement by the Trust Indenture Act. A form of trust agreement, including a form of trust securities, is filed as an exhibit to the registration statement that includes this prospectus. If indicated in the applicable prospectus supplement, the terms of a Detroit Edison Trust may differ from the terms summarized below.

General

      The trust preferred securities of each Detroit Edison Trust will rank equally, and payments will be made on the trust preferred securities proportionately, with the trust common securities of each Detroit Edison Trust except as described under “— Subordination of Trust Common Securities.” Each Detroit Edison Trust will use the proceeds from the sale of trust preferred securities and trust common securities to purchase an aggregate principal amount of debt securities of Detroit Edison equal to the aggregate liquidation amount of those trust preferred securities and trust common securities. The property trustee of each Detroit Edison Trust will hold legal title to the debt securities for the benefit of the holders of the related trust securities. In addition, Detroit Edison will execute a guarantee for the benefit of the holders of the related trust preferred securities. The guarantees will not guarantee payment of distributions or amounts payable or securities or other property deliverable, if any, on redemption, repayment, conversion or exchange of the trust preferred securities or liquidation of a Detroit Edison Trust when the trust does not have funds or other property legally available for payment or delivery. See “Description of Trust Preferred Securities Guarantees.”

      The revenue of a Detroit Edison Trust available for distribution to holders of its trust preferred securities will be limited to payments under the related debt securities and any other assets held by that Detroit Edison Trust. If Detroit Edison fails to make a required payment in respect of those debt securities or any other assets, that Detroit Edison Trust will not have sufficient funds to make the related payments, including distributions, in respect of its trust preferred securities.

      Each Detroit Edison Trust will describe the specific terms of the trust preferred securities it is offering in the applicable prospectus supplement including:

•	the designation, number, purchase price and liquidation amount, if any, of the trust preferred securities;

•	the distribution rate, or method of calculation of the distribution rate, for the trust preferred securities and, if applicable, any deferral provisions;

•	whether the distributions on the trust preferred securities will be cumulative and, if so, the dates from which and upon which distributions will accumulate and be payable and the record dates;

•	if other than U.S. dollars, the currency in which cash payments are payable;

•	the liquidation amount per trust preferred security that will be paid out of the assets of that Detroit Edison Trust to the holders upon voluntary or involuntary dissolution and liquidation of that trust;

•	the obligation or right, if any, of that Detroit Edison Trust to purchase or redeem its trust preferred securities, whether pursuant to a sinking fund or otherwise, and the price or prices at which, the date or dates on which or period or periods within which and the terms and conditions upon which, it will or may purchase or redeem, in whole or in part, the trust preferred securities pursuant to its obligation or right to purchase or redeem;

•	the terms and conditions, if any, upon which the trust preferred securities may be converted or exchanged, in addition to the circumstances described herein, into other securities or property, or a combination of the foregoing;

•	the obligation or right, if any, of Detroit Edison, that Detroit Edison Trust or any other party to liquidate that Detroit Edison Trust and any terms and conditions of such liquidation;

•	the voting rights, if any, of the holders;

•	if applicable, any securities exchange upon which the trust preferred securities will be listed;

•	if applicable, a description of any remarketing, auction or other similar arrangements;

•	whether the trust preferred securities are issuable in book-entry only form and, if so, the identity of the depositary and disclosure relating to the depositary arrangements; and

•	any other rights, preferences, privileges, limitations or restrictions of the trust preferred securities consistent with the trust agreement or with applicable law, which may differ from those described herein.

      Each Detroit Edison Trust will also describe certain material United States federal income tax considerations applicable to any offering of trust preferred securities in the applicable prospectus supplement.

Subordination of Trust Common Securities

      Each Detroit Edison Trust will pay distributions on, and the applicable redemption price of, and any other amounts payable or property deliverable under, the trust securities it issues equally among its trust preferred securities and its trust common securities based on their respective liquidation amounts. But, if on any distribution date, redemption date, repayment date or conversion or exchange date, or upon liquidation or an event of default under the debt securities held by that Detroit Edison Trust or any other event of default under the trust agreement has occurred and is continuing, that Detroit Edison Trust will not pay any distribution on, or applicable redemption or repayment price of, or convert or exchange any of its trust common securities. Further, it will not make any other payment on account of the redemption, repayment, conversion, exchange, liquidation or other acquisition of the trust common securities, unless payment in full in cash of all accumulated distributions on all of the outstanding trust preferred securities of that Detroit Edison Trust for all distribution periods terminating on or before the redemption, repayment, conversion, exchange, liquidation or other acquisition, and, in the case of payment of the applicable redemption or repayment price, the full amount of the redemption or repayment price, will have been made or provided for. And, in the case of conversion or exchange, no such payments will be made unless the trust preferred securities have been converted or exchanged in full and other amounts payable have been paid. The property trustee will apply all available funds first to the payment in full in cash of all distributions on, or the applicable redemption price of, the trust preferred securities issued by that Detroit Edison Trust then due and payable.

      Until any event of default under the trust agreement for a Detroit Edison Trust has been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities of that Detroit Edison Trust and not on behalf of Detroit Edison as the direct or indirect trust common securities owner, and only the holders of the trust preferred securities issued by that Detroit Edison Trust will have the right to direct the property trustee to act on their behalf.

Events of Default; Notice

      The occurrence of an event of default under the debt securities held by a Detroit Edison Trust will constitute an event of default under the trust agreement for that Detroit Edison Trust. Within 90 days after the occurrence of an event of default actually known to the property trustee, the property trustee will transmit notice of that event of default to the holders of the trust preferred securities of that Detroit Edison Trust, the administrative trustees and Detroit Edison, as sponsor, unless the event of default shall have been cured or waived.

      For a discussion of the limited circumstances in which holders of trust preferred securities may bring a direct action against Detroit Edison under the debt securities, see “Description of Debt Securities — Enforcement of Certain Rights by Holders of Trust Preferred Securities.” The applicable prospectus supplement may describe additional events of default under the trust agreement.

Removal of Trustees

      Unless an event of default under the debt securities held by a Detroit Edison Trust has occurred and is continuing, Detroit Edison, as the direct or indirect owner of trust common securities of that Detroit Edison Trust, may remove the property trustee, the Delaware trustee and the administrative trustees at any time. If an event of default under the debt securities held by a Detroit Edison Trust has occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding trust preferred securities of that Detroit Edison Trust may remove and replace the property trustee and the Delaware trustee for that Detroit Edison Trust. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in Detroit Edison as the direct or indirect trust common securities owner. No resignation or removal of a property or Delaware trustee, and no appointment of a successor to that trustee, will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Merger or Consolidation of Property or Delaware Trustees

      Any person into which the property trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the property trustee or the Delaware trustee will be a party, or any person succeeding to all or substantially all the corporate trust business of the property trustee or the Delaware trustee, will be the successor of the property trustee or the Delaware trustee under the trust agreement, provided that the person will be otherwise qualified and eligible.

Mergers, Conversions, Consolidations, Amalgamations or Replacements of a Detroit Edison Trust

      A Detroit Edison Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety, to any other person, except as described below or as otherwise described in the applicable prospectus supplement. A Detroit Edison Trust may, at the request of Detroit Edison, as sponsor, with the consent of the administrative trustees but without the consent of the holders of its trust preferred securities, the Delaware trustee or the property trustee, merge with or into, convert into, consolidate, amalgamate, or be replaced by a trust organized as such under the laws of any state of the United States; provided that:

•	the successor entity expressly assumes all of the obligations of that Detroit Edison Trust under any agreement to which the trust is a party and either:

•	expressly assumes all of the obligations of that Detroit Edison Trust with respect to the trust securities of that Detroit Edison Trust; or

•	substitutes for the trust securities of that Detroit Edison Trust other securities having substantially the same terms as those trust securities, so long as the successor trust securities rank the same as the trust securities rank with respect to distributions and payments upon liquidation, redemption and otherwise;

•	Detroit Edison expressly appoints a trustee of the successor entity possessing substantially the same powers and duties as the property trustee with respect to the debt securities held by that Detroit Edison Trust;

•	the successor securities are listed, or any successor securities will be listed upon notification of issuance, if applicable, on each national securities exchange or other organization on which the trust securities of that Detroit Edison Trust are then listed, if any;

•	the merger, conversion, consolidation, amalgamation or replacement does not cause the trust securities, including any successor securities, of that Detroit Edison Trust to be downgraded or placed under surveillance or review by any nationally recognized statistical rating organization;

•	the merger, conversion, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of that Detroit Edison Trust in any material respect;

•	the successor entity has a purpose substantially identical to that of that Detroit Edison Trust;

•	prior to the merger, conversion, consolidation, amalgamation or replacement, Detroit Edison has received an opinion from a nationally recognized independent counsel experienced in these matters and representing that Detroit Edison Trust, to the effect that:

•	the merger, conversion, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, of that Detroit Edison Trust in any material respect,

•	following the merger, conversion, consolidation, amalgamation or replacement, neither that Detroit Edison Trust nor the successor entity, if any, will be required to register as an investment company under the Investment Company Act of 1940, as amended, and

•	following the merger, conversion, consolidation, amalgamation or replacement, that Detroit Edison Trust or the successor entity, as the case may be, will continue to be classified as a grantor trust for United States federal income tax purposes;

•	Detroit Edison or any permitted successor or assignee directly or indirectly owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the applicable guarantee; and

•	the property trustee has received an officer’s certificate of Detroit Edison and an opinion of counsel, each to the effect that all conditions precedent to the transaction as set forth in the trust agreement have been satisfied.

      Despite the foregoing, a Detroit Edison Trust may, with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if the consolidation, amalgamation, merger or replacement would cause the Detroit Edison Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

      Except as provided under “— Mergers, Conversions, Consolidations, Amalgamations or Replacements of a Detroit Edison Trust” and “Description of Trust Preferred Securities Guarantees — Amendments and Assignment” and as otherwise required by law and the trust agreement or specified in the applicable prospectus supplement, the holders of trust preferred securities will have no voting rights.

      Detroit Edison, the property trustee, the Delaware trustee and the administrative trustees may amend from time to time the trust agreement for a Detroit Edison Trust, without the consent of the holders of the trust securities of that Detroit Edison Trust to:

•	cure any ambiguity, or correct or supplement any provisions in the trust agreement that may be defective or inconsistent with any other provision;

•	add to the covenants, restrictions or obligations of the sponsor;

•	conform to any change in the Investment Company Act or Trust Indenture Act or the rules promulgated thereunder, or any written change in interpretation of such acts or rules by any governmental authority; or

•	cause that Detroit Edison Trust to continue to be classified for United States federal income tax purposes as a grantor trust;

provided, however, that any such modification that will adversely affect the rights of the holders of the trust securities issued by that Detroit Edison Trust requires the consent of the holders of a majority in liquidation amount of each class of trust securities affected.

      Without the consent of each holder of trust securities issued by a Detroit Edison Trust, the trust agreement for that Detroit Edison Trust may not be amended to:

•	change the distribution rate, or manner of calculation of the distribution rate, amount, timing or currency or otherwise adversely affect the method of any required payment;

•	change its purpose;

•	authorize the issuance of any additional beneficial interests;

•	change the conversion, exchange or redemption provisions, if any;

•	change the conditions precedent for Detroit Edison to elect to dissolve that Detroit Edison Trust and distribute the debt securities held by that Detroit Edison Trust to the holders of the trust securities, if applicable;

•	change the liquidation, distribution or other provisions relating to the distribution of amounts payable upon the dissolution and liquidation of that Detroit Edison Trust;

•	affect the limited liability of any holder of its trust securities; or

•	restrict the right of a holder of its trust securities to institute suit for the enforcement of any required distribution on or, if applicable, after the due date therefor or for the conversion or exchange of the trust securities in accordance with their terms.

      So long as the property trustee holds any debt securities for a Detroit Edison Trust, the property trustee, the Delaware trustee and the administrative trustees for that Detroit Edison Trust will not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the debt securities trustee, or execute any trust or power conferred on the property trustee, with respect to those debt securities;

•	waive certain past defaults under the indenture;

•	exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of those debt securities; or

•	consent to any amendment, modification or termination of the indenture or those debt securities, where consent is required;

without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding trust preferred securities of that Detroit Edison Trust. But, where a consent under the indenture would require the consent of each holder of those debt securities affected thereby, the property trustee will not consent without the prior approval of each holder of the trust preferred securities issued by that Detroit Edison Trust. The property trustee, the Delaware trustee and the administrative trustees may not revoke any action previously authorized or approved by a vote of the holders of trust preferred securities except by subsequent vote of the holders. The property trustee will notify each holder of trust preferred securities of any notice of default with respect to the applicable debt securities. In addition to obtaining approvals of holders of trust preferred securities referred to above, prior to taking any of the foregoing actions (other than directing the time, method and place of conducting any proceeding for any remedy available to the debt securities trustee), the property trustee will obtain an opinion of counsel experienced in these matters to the effect that the applicable Detroit Edison Trust will not be classified as other than a grantor trust for United States federal income tax purposes on account of such action.

      Any required approval of holders of trust preferred securities may be given at a meeting of the holders convened for this purpose or by written consent without prior notice. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote to be given to each holder of record of trust preferred securities in the manner set forth in the trust agreement.

      Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances referred to above, any trust preferred securities that are owned by Detroit Edison or any affiliate of Detroit Edison will, for purposes of this vote or consent, be treated as if they were not outstanding.

Global Trust Preferred Securities

      Unless otherwise specified in the applicable prospectus supplement, trust preferred securities will be represented by one or more global certificates deposited with, or on behalf of, DTC, or such other depository identified in the prospectus supplement, or a nominee of DTC or other depository, in each case for credit to an account of a participant in DTC or other depository. See “Book-Entry Securities.”

Payment and Paying Agent

      Payments in respect of any global certificate representing trust preferred securities will be made to Cede & Co. as nominee of DTC or other applicable depository or its nominee, which will credit the relevant accounts at DTC or other depository on the applicable payment dates, while payments in respect of trust preferred securities in certificated form will be made by check mailed to the address of the holder entitled thereto as the address will appear on the register. The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and Detroit Edison. The paying agent will be permitted to resign as paying agent upon 30 days prior written notice to the property trustee, the administrative trustees and Detroit Edison. In the event that the property trustee will no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees and Detroit Edison, to act as paying agent.

Registrar and Transfer Agent

      The property trustee will act as registrar and transfer agent for the trust preferred securities.

      Registration of transfers of trust preferred securities will be effected without charge by or on behalf of a Detroit Edison Trust, upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A Detroit Edison Trust will not be required to register or cause to be registered the transfer of its trust preferred securities after they have been converted, exchanged, redeemed, repaid or called for redemption or repayment.

Information Concerning the Property Trustee

      The property trustee, other than during the occurrence and continuance of an event of default under the trust agreement, will undertake to perform only the duties that are specifically set forth in the trust agreement and, during the continuance of that event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the property trustee will not be under any obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of the related trust securities unless the holder offers the property trustee reasonable indemnity against the costs, expenses and liabilities that it might incur thereby.

Miscellaneous

      The administrative trustees are authorized and directed to conduct the affairs of and to operate each Detroit Edison Trust in such a way:

•	that the Detroit Edison Trust will not be deemed to be an investment company required to be registered under the Investment Company Act;

•	that the Detroit Edison Trust will be classified as a grantor trust for United States federal income tax purposes; and

•	the debt securities held by that Detroit Edison Trust will be treated as indebtedness of Detroit Edison for United States federal income tax purposes.

      Detroit Edison and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Detroit Edison Trust or each trust agreement, that the administrative trustees determine in their discretion to be necessary or desirable for those purposes, as long as that action does not materially adversely affect the interests of the holders of the related trust securities.

      Holders of trust preferred securities will not have any preemptive or similar rights.

Accounting Treatment

      Each Detroit Edison Trust will be treated as a subsidiary of ours for financial reporting purposes. Accordingly, our consolidated financial statements will include the accounts of each trust. The trust preferred securities for each Detroit Edison Trust, along with other trust preferred securities that we guarantee on an equivalent basis, will be presented as a separate line item in our consolidated balance sheets, and appropriate disclosures about the trust preferred securities, the applicable guarantee and the debt securities will be included in the notes to the consolidated financial statements. We will record distributions that each Detroit Edison Trust pays on its trust preferred securities as an expense in our consolidated statement of income.

Description of Trust Preferred Securities Guarantees

       Detroit Edison will execute and deliver a guarantee concurrently with the issuance by a Detroit Edison Trust of its trust preferred securities for the benefit of the holders from time to time of those trust preferred securities. That guarantee will be held for those holders by a guarantee trustee. Detroit Edison will qualify each of the guarantees as an indenture under the Trust Indenture Act. The guarantees will be subject to, and governed by, the Trust Indenture Act. This summary of certain terms and provisions of a guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each guarantee, including the definitions of terms, and those made a part of each guarantee by the Trust Indenture Act. A form of guarantee is filed as an exhibit to the registration statement that includes this prospectus. If indicated in the applicable prospectus supplement, the terms of a particular guarantee may differ from the terms discussed below.

General

      Pursuant to and to the extent set forth in the guarantee, Detroit Edison will irrevocably and unconditionally agree to pay in full the guarantee payments to the holders of the related trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that a Detroit Edison Trust may have or assert. The following payments constitute guarantee payments with respect to trust preferred securities and, to the extent not paid by or on behalf of a Detroit Edison Trust, will be subject to the applicable guarantee:

•	any accumulated and unpaid distributions that are required to be paid on the applicable trust preferred securities, to the extent that a Detroit Edison Trust has funds legally available therefor at such time;

•	the applicable redemption or repayment price and all accumulated and unpaid distributions to the date of redemption or repayment with respect to the trust preferred securities called for redemption or repayment, to the extent that a Detroit Edison Trust has funds legally available therefor at such time; or

•	upon a voluntary or involuntary dissolution and liquidation of the applicable Detroit Edison Trust, other than in connection with the distribution of the debt securities to holders of its trust preferred securities or the redemption, repayment, conversion or exchange of its trust preferred securities, if applicable, the lesser of:

•	the aggregate of the liquidation amount and all accumulated and unpaid distributions on the trust preferred securities to the date of payment, to the extent the Detroit Edison Trust has funds available therefor, and

•	the amount of assets of that Detroit Edison Trust remaining available for distribution to holders of its trust preferred securities in liquidation of that Detroit Edison Trust.

      Detroit Edison’s obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by Detroit Edison to the holders of the applicable trust preferred securities entitled to those payments or by causing the applicable Detroit Edison Trust to pay those amounts to the holders.

      If the trust preferred securities are exchangeable or convertible into other securities, Detroit Edison will also irrevocably agree to cause the applicable Detroit Edison Trust to deliver to holders of those trust preferred securities those other securities in accordance with the applicable exchange or conversion provisions.

      Detroit Edison will, through the guarantee, the applicable trust agreement, the related debt securities and the applicable indenture, taken together, fully, irrevocably and unconditionally guarantee all of each Detroit Edison Trust’s obligations under its trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of each Detroit Edison Trust’s obligations under its trust preferred securities.

Ranking

      Unless otherwise specified in the applicable prospectus supplement, each guarantee will constitute an unsecured obligation of Detroit Edison and will rank equal to the debt securities held by the Detroit Edison Trust that issued the preferred trust securities covered by the guarantee. Each trust agreement provides that each holder of trust preferred securities, by acceptance of the applicable trust preferred securities, agrees to the terms of the related guarantee, including any subordination provisions.

      The guarantees will not limit the amount of secured or unsecured debt, including indebtedness under the indenture, that may be incurred by Detroit Edison or any of its subsidiaries.

Guarantee of Payment

      Each guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against Detroit Edison to enforce its rights under a guarantee without first instituting a legal proceeding against any other person or entity. A guarantee will not be discharged except by payment of the related guarantee payments in full to the extent not paid by the applicable Detroit Edison Trust or upon distribution of the debt securities or other assets held by the Detroit Edison Trust to the holders of the its trust preferred securities.

Amendments and Assignment

      Except with respect to any changes that do not materially adversely affect the rights of holders of the related trust preferred securities, in which case no approval will be required, a guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of the outstanding trust preferred securities covered by that guarantee. The manner of obtaining any approval will be as set forth under “Description of Trust Preferred Securities — Voting Rights; Amendment of a Trust Agreement.” All guarantees and agreements contained in a guarantee will bind the successors, assigns, receivers, trustees and representatives of Detroit Edison and will inure to the benefit of the holders of the related trust preferred securities then outstanding.

Events of Default

      An event of default under a guarantee will occur upon the failure of Detroit Edison to perform any of its payment or other obligations under that guarantee, provided that, except with respect to a default in respect of any guarantee payment or delivery of any securities upon conversion or exchange of the trust securities, Detroit Edison has not cured the default 90 days from the date the guarantee trustee obtains knowledge of the event of default. The holders of a majority in liquidation amount of the trust preferred securities covered by a guarantee will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of that guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under that guarantee.

      If the guarantee trustee fails to enforce a guarantee, any holder of the related trust preferred securities may institute a legal proceeding directly against Detroit Edison to enforce its rights under that guarantee without first instituting a legal proceeding against the applicable Detroit Edison Trust, the guarantee trustee or any other person or entity.

Termination

      A guarantee will terminate and be of no further force and effect upon full payment of the applicable redemption or repayment price of the related trust preferred securities, upon full payment of all amounts or delivery of all securities or other property due upon the dissolution and liquidation of the applicable Detroit Edison Trust or upon the conversion or exchange of all of the related trust preferred securities. A guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid or other property distributed under those trust preferred securities or the related guarantee.

Information Concerning the Guarantee Trustee

      Bank One Trust Company, National Association, will be the guarantee trustee under the guarantees.

      The guarantee trustee, other than during the occurrence and continuance of a default by Detroit Edison in performance of a guarantee, will undertake to perform only the duties that are specifically set forth in that guarantee and, during the continuance of that default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to the foregoing, the guarantee trustee will not be under any obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of the related trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

Rights Upon Dissolution

      Unless the debt securities held by a Detroit Edison Trust are distributed to holders of the related trust preferred securities, upon any voluntary or involuntary dissolution and liquidation of that Detroit Edison Trust, after satisfaction of the liabilities of its creditors as required by applicable law, the holders of those trust preferred securities will be entitled to receive, out of assets held by that Detroit Edison Trust, the liquidation distribution in cash. Upon any voluntary or involuntary liquidation or bankruptcy of Detroit Edison, the property trustee, as holder of the debt securities, would be a creditor of Detroit Edison.

Book-Entry Securities

       Unless we otherwise specify in the applicable prospectus supplement, we will issue to investors securities in the form of one or more book-entry certificates registered in the name of a depository or a nominee of a depository. Unless we otherwise specify in the applicable prospectus supplement, the depository will be DTC. We have been informed by DTC that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in book-entry form.

      No person that acquires a beneficial interest in securities issued in book-entry form will be entitled to receive a certificate representing those securities, except as set forth in this prospectus or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders or beneficial owners of securities issued in book-entry form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders or beneficial owners will refer to payments and notices to DTC or Cede & Co., as the registered holder of such securities.

      DTC has informed us that it is:

•	a limited-purpose trust company organized under New York banking laws;

•	a “banking organization” within the meaning of the New York banking laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act.

      DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which we refer to as DTCC. DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.

      DTC has also informed us that it:

•	holds securities for “participants”; and

•	facilitates the computerized settlement of securities transactions among participants through computerized electronic book-entry changes in participants’ accounts, thereby eliminating the need for the physical movement of securities certificates.

      Participants have accounts with DTC and include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to indirect participants such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons that are not participants or indirect participants but desire to buy, sell or otherwise transfer ownership of or interests in securities may do so only through participants and indirect participants. The DTC Rules applicable to its participants are on file with the SEC.

      Purchases of securities under the DTC system must be made by or through participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security (“Beneficial Owner” ) is in turn to be recorded on the participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of participants acting on behalf of Beneficial Owners.

      To facilitate subsequent transfers, all securities deposited by participants with DTC are registered in the name of Cede & Co., or such other name as may be requested by DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the securities; DTC’s records reflect only the identity of the participants to whose accounts securities are credited. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to participants and by participants to Beneficial Owners will be governed by arrangements among them subject to any statutory or regulatory requirements as may be in effect from time to time.

      Redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each participant in such issue to be redeemed.

      Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to securities unless authorized by a participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those participants to whose accounts securities are credited on the record date (identified in a listing attached to the Omnibus Proxy.)

      Payments on the securities will be made to Cede & Co., or such other nominee as may be requested by DTC. DTC’s practice is to credit participants’ accounts upon DTC’s receipt of funds and corresponding detail information, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC nor its nominee, Detroit Edison, the Detroit Edison Trusts, or the trustees, subject to any statutory or regulatory requirements as may be in effect from time to time. Distributions and payments to Cede & Co. (or such other nominee) is the responsibility of Detroit Edison, the Detroit Edison Trusts, or the trustee, disbursement of such payments to participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of participants.

      Unless otherwise specified in the applicable prospectus supplement, a book-entry security will be exchangeable for definitive securities registered in the names of the persons other than DTC or its nominee only if:

•	DTC notifies us that it is unwilling or unable to continue as depository for the book-entry security or DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when DTC is required to be so registered; or

•	we execute and deliver to the trustee an order complying with the requirements of the indenture that the book-entry security will be so exchangeable; or

•	an event of default has occurred and is continuing.

Any book-entry security that is exchangeable in accordance with the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

      If one of the events described in the immediately preceding paragraph occurs, DTC is generally required to notify all participants of the availability through DTC of definitive securities. Upon surrender by DTC of the book-entry security representing the securities and delivery of instructions for re-registration, the trustee will reissue the securities as definitive securities. After reissuance of the securities, such persons will recognize the beneficial owners of such definitive securities as registered holders of securities.

      Except as described above:

•	a book-entry security may not be transferred except as a whole book-entry security by or among DTC, a nominee of DTC and/or a successor depository appointed by us; and

•	DTC may not sell, assign or otherwise transfer any beneficial interest in a book-entry security unless the beneficial interest is in an amount equal to an authorized denomination for the securities evidenced by the book-entry security.

      None of Detroit Edison, the Detroit Edison Trusts, the trustees or any registrar and transfer agent, any underwriter, agent or dealer or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a book-entry security.

      DTC may discontinue providing its services as depository with respect to the securities at any time by giving reasonable notice to us or the trustees. Under such circumstances, in the event that a successor depository is not obtained, security certificates are required to be printed and delivered.

      We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered.

      The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Plan of Distribution

       Detroit Edison and the Detroit Edison Trusts may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers without using underwriters or agents.

      Detroit Edison and the Detroit Edison Trusts may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

      If Detroit Edison and/or a Detroit Edison Trust uses underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities offered if any of those securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers will be described in the applicable prospectus supplement and may be changed from time to time.

      Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from Detroit Edison and/or a Detroit Edison Trust and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. Detroit Edison and the Detroit Edison Trusts may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their businesses.

Trading Markets and Listing of Securities

      Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market. Detroit Edison and the Detroit Edison Trusts may elect to list any class or series of securities on any exchange but is not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Detroit Edison cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

      Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Legal Matters

       The validity of the securities will be passed upon for Detroit Edison by Thomas A. Hughes, Vice President and General Counsel. In addition, other customary legal matters relating to the offering of the securities, including matters relating to our due incorporation, legal existence and authorized capitalization, and the lien of the mortgage will be passed upon for Detroit Edison by Thomas A. Hughes, Vice President and General Counsel. Mr. Hughes beneficially owns approximately 5,542 shares of DTE common stock and holds options to purchase an additional 20,250 shares. The validity of the securities issued by the Detroit Edison Trusts and certain matters of Delaware law will be passed upon for the Detroit Edison Trusts by Richards, Layton & Finger, P.A., special Delaware counsel to the Detroit Edison Trusts. Except as otherwise set forth in a prospectus supplement, certain legal matters relating to the securities will be passed upon for any underwriters, dealers or agents by Thelen Reid & Priest LLP, New York, New York. Thelen Reid & Priest LLP will rely on the opinion of Mr. Hughes with respect to Michigan law.

Experts

       The consolidated financial statements and the related financial statement schedule of The Detroit Edison Company incorporated in this prospectus by reference from our Current Report on Form 8-K filed September 20, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      With respect to the unaudited interim financial information for the periods ended March 31, 2002 and 2001 and June 30, 2002 and 2001 that are incorporated herein by reference, Deloitte & Touche LLP has applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in Detroit Edison’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

Where You Can Find More Information

Available Information

      We file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference rooms located at:

•	450 Fifth Street, N.W. Washington, D.C. 20549;

•	233 Broadway New York, New York 10007; and

•	Citicorp Center 500 West Madison Street Chicago, Illinois 60661.

      Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges.

      You can also inspect reports and other information about Detroit Edison at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      We maintain a web site at http://www.detroitedison.com (which is not intended to be an active hyperlink), that contains information about us. The information on our web site is not incorporated by reference into this prospectus and you should not consider it part of this prospectus.

Incorporation by Reference

      The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Until we sell all of the debt securities covered by this prospectus, we incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than information in such documents that is deemed not to be filed):

•	Annual Report on Form 10-K for the year ended December 31, 2001, filed on March 29, 2002 (including information specifically incorporated by reference into Detroit Edison’s Form 10-K from DTE’s definitive Proxy Statement for its 2001 annual meeting of shareholders, filed on March 22, 2002) (with respect to Item 1, 2, 7 and 8, please refer to the Current Report on Form 8-K filed September 20, 2002);

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed on May 15, 2002;

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2002, filed on August 14, 2002; and

•	Current Report on Form 8-K dated September 17, 2002 filed on September 20, 2002.

      Each of these documents is available from the SEC’s web site and public reference rooms described above. You may also request a copy of these filings, excluding exhibits, at no cost by writing or telephoning Detroit Edison, at our principal executive office, which is:

The Detroit Edison Company 2000 2nd Avenue Detroit, Michigan 48226-1279 (313) 235-8000

      There are no separate financial statements of the Detroit Edison Trusts in this prospectus. We do not believe these financial statements would be material to investors because:

•	the Detroit Edison Trusts are wholly-owned subsidiaries of Detroit Edison, which files consolidated financial information under the Securities Exchange Act;

•	the Detroit Edison Trusts will not have any independent operations other than issuing trust preferred securities and trust common securities, purchasing debt securities of Detroit Edison and other necessary or incidental activities as described in this prospectus;

•	Detroit Edison guarantees the trust preferred securities of the Detroit Edison Trusts;

•	no other subsidiary of Detroit Edison guarantees the trust preferred securities of the Detroit Edison Trusts; and

•	the guarantee of the Detroit Edison Trusts by Detroit Edison is full and unconditional.

Part II

Information Not Required In Prospectus

Item 14.     Other Expenses of Issuance and Distribution

      Estimated expenses, other than underwriting discounts and commissions, in connection with the issuance and distribution of the debt securities are as follows:

Securities and Exchange Commission filing fee	$69,000
Rating agency fees	350,000
Legal fees and expenses	200,000
Accounting fees and expenses	50,000
Trustees’ fees and expenses	15,000
Printing and engraving	30,000
Miscellaneous	36,000

Total	$750,000

Item 15.     Indemnification of Directors and Officers

      (a)     Indemnification.     Pursuant to Article VI of Detroit Edison’s Restated Articles of Incorporation, directors of Detroit Edison will not be personally liable to Detroit Edison or its shareholders in the performance of their duties to the full extent permitted by law.

      Article VII of Detroit Edison’s Restated Articles of Incorporation provides that each person who is or was or had agreed to become a director or officer of Detroit Edison, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors as an employee or agent of Detroit Edison or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by Detroit Edison to the full extent permitted by the Michigan Business Corporation Act (the “Act”) or any other applicable laws as presently or hereafter in effect. In addition, pursuant to the authority granted by Article VII of the Restated Articles of Incorporation Detroit Edison has entered into indemnification agreements with its officers and directors which provide for indemnification to the maximum extent permitted by law. These agreements set forth certain procedures for the advancement by Detroit Edison of certain expenses to indemnitees.

      Section 209(c) of the Act permits a corporation to eliminate or limit a director’s liability to the corporation or its shareholders for money damages for any action taken or any failure to take action as a director, except liability for (1) the amount of financial benefit received by a director to which he or she is not entitled; (2) the intentional infliction of harm on the corporation or the shareholders; (3) a violation of Section 551 of the Act, dealing with unlawful distributions; or (4) for an intentional criminal act.

      Sections 561 of the Act permits a corporation to indemnify its directors and officers against expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Sections 562 and 564(c) of the Act provide that in a derivative action, i.e., one by or in the right of the corporation, indemnification may be made for expenses, including attorneys fees and amounts paid in settlement, actually and reasonably incurred by directors and officers in connection with the action or suit, but only with respect to a matter as to which they have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, except that no indemnification will be made if such person will have been found liable to the corporation, unless and only to the extent that the court in which the action or suit was brought will determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

      Section 563 of the Act provides that a director or officer who has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Sections 561 and 562, or defense of a claim, issue or matter in the action, suit or proceeding, shall be indemnified against actual and reasonable expenses, including attorney’s fees, incurred by him or her in connection with the action, suit or proceeding, or proceeding brought to enforce this mandatory indemnification.

      Reference is made to the underwriting agreement or agreements filed or incorporated by reference as exhibits hereto, which will provide for indemnification of controlling persons, directors and certain officers of the registrant against certain liabilities.

      The Detroit Edison Trusts’ amended and restated trust agreements provide that no trustee, affiliate of any trustee or any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of any trustee or any officer, employee or agent of the Detroit Edison Trusts or their affiliates, each referred to as an “indemnified person,” shall be liable, responsible or accountable in damages or otherwise to the Detroit Edison Trusts or any officer, employee or agent of the Detroit Edison Trusts or their affiliates, or any officer, director, shareholder, partner, member, representative, employee or agent of The Detroit Edison Company or its affiliates or to any holders of trust preferred securities of the Detroit Edison Trusts for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the indemnified person in good faith on behalf of such Detroit Edison Trusts and in a manner the indemnified person reasonably believed to be within the scope of the authority conferred on it by the amended and restated trust agreement or by law, except that the indemnified person shall be liable for any loss, damage or claim incurred by reason of that indemnified person’s gross negligence (or, in the case of the property trustee of the Detroit Edison Trusts, negligence), bad faith or willful misconduct with respect to such acts or omissions.

      The amended and restated trust agreements also provide that, to the fullest extent permitted by law, The Detroit Edison Company shall indemnify any administrative trustees or their affiliates, or any officers, directors, shareholders, members, partners, employees, representatives or agents of any administrative trustees or their affiliates, or any officer, employee or agent of the Detroit Edison Trusts or their affiliates, each referred to as a “company indemnified person,” who was or is a party or is threatened to be made a party to any action, suit or proceeding (other than an action by or in the right of the Detroit Edison Trust), against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the company indemnified party acted in good faith and in a manner the company indemnified party believed to be in or not opposed to the best interests of the Detroit Edison Trust, and with respect to any criminal action or proceeding, had no reasonable cause to believe its conduct was unlawful. The amended and restated trust agreement further provides that expenses (including reasonable attorneys’ fees) incurred by a company indemnified person in defending any action, suit or proceeding shall be paid by The Detroit Edison Company in advance of the final disposition of such action, suit or proceeding upon receipt by The Detroit Edison Company of an undertaking by or on behalf of the company indemnified person to repay such amount if it shall ultimately be determined that the company indemnified person is not entitled to be indemnified pursuant to the amended and restated trust agreement.

      The amended and restated trust agreements further provide that, to the fullest extent permitted by law, The Detroit Edison Company shall indemnify and hold harmless each property trustee, Delaware trustee, affiliate of a property trustee or Delaware trustee and any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the property trustees or the Delaware trustees for any loss, liability or expense to the extent incurred without gross negligence (or, in the case of the property trustee, negligence), bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties under the amended and restated trust agreement.

Item 16.     Exhibits and Financial Statement Schedules

      (a) Exhibits filed herewith.

Exhibit
Number	Description

1.1	Form of Underwriting Agreement (Debt Securities).
1.2	Form of Distribution Agreement (General and Refunding Mortgage bonds designated as Secured Medium-Term Notes).
4.1	Supplemental Indenture (Mortgage), dated as of September 17, 2002.
4.2	Form of Supplemental Indenture (Mortgage) for General and Refunding Mortgage Bonds (including Form of Mortgage Bonds).
4.3	Form of Supplemental Indenture (Mortgage) for General and Refunding Mortgage Bonds, a Series of Secured Medium-Term Notes (including Form of Mortgage Bonds).
4.4	Form of Supplemental Indenture (Indenture) for Unsecured Debt Securities (including Form of Notes as Exhibit A).
4.5	Form of Supplemental Indenture (Indenture) for Secured Debt Securities (including Form of Notes as Exhibit A).
4.6	Form of Preferred Securities Guarantee Agreement for Detroit Edison Trust I and Detroit Edison Trust II.
4.7	Certificate of Trust of Detroit Edison Trust I.
4.8	Certificate of Trust of Detroit Edison Trust II.
4.9	Trust Agreement of Detroit Edison Trust I.
4.10	Trust Agreement of Detroit Edison Trust II.
4.11	Form of Amended and Restated Trust Agreement for Detroit Edison Trust I and Detroit Edison Trust II.
5.1	Opinion and Consent of Thomas A. Hughes, Esq., Vice President and General Counsel of The Detroit Edison Company, regarding validity of securities being registered.
5.2	Opinion of Richards, Layton & Finger, P.A. regarding legality of securities being registered by Detroit Edison Trust I.
5.3	Opinion of Richards, Layton & Finger, P.A. regarding legality of securities being registered by Detroit Edison Trust II.
12.1	Computation of Ratio of Earnings to Fixed Charges.
15.1	Letter re: Unaudited Interim Financial Information
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Thomas A. Hughes, Esq., Vice President and General Counsel of The Detroit Edison Company (included in the opinion filed as Exhibit 5.1(a) to this Registration Statement).
23.3	Consent of Richards, Layton & Finger, P.A. (included in the opinion filed as Exhibit 5.2 to this Registration Statement).
23.4	Consent of Richards, Layton & Finger, P.A. (included in the opinion filed as Exhibit 5.3 to this Registration Statement.

Exhibit
Number	Description

24.1	Power of Attorney for The Detroit Edison Company, as registrant (appears on page II-11 of this Registration Statement).
24.2	Power of Attorney for The Detroit Edison Company, as sponsor, to sign the Registration Statement on behalf Detroit Edison Trust I (included in Exhibit 4.7).
24.3	Power of Attorney for The Detroit Edison Company, as sponsor, to sign the Registration Statement on behalf Detroit Edison Trust II (included in Exhibit 4.8).
25.1	Form T-1 Statement of Eligibility of Bank One, National Association with respect to the Mortgage.
25.2	Form T-1 Statement of Eligibility of Bank One Trust Company, National Association with respect to the Indenture.
25.3	Form T-1 Statement of Eligibility of Bank One Trust Company, National Association, with respect to the Amended and Restated Trust Agreement for Detroit Edison Trust I.
25.4	Form T-1 Statement of Eligibility of Bank One Trust Company, National Association, with respect to the Amended and Restated Trust Agreement for Detroit Edison Trust II.
25.5	Form T-1 Statement of Eligibility of Bank One Trust Company, National Association, with respect to the Trust Preferred Securities Guarantee Agreement for Detroit Edison Trust I.
25.6	Form T-1 Statement of Eligibility of Bank One Trust Company, National Association, with respect to the Trust Preferred Securities Guarantee Agreement for Detroit Edison Trust II.

      (b) Exhibits incorporated herein by reference.

Exhibit
Number

Description

4(a)	Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison (File No. 1-2198) and First Chicago Trust Company of New York as successor Trustee (Exhibit B-1 to Registration No. 2-1630) and indentures supplemental thereto, dated as of dates indicated below, and filed as exhibits to the filings as set forth below:
	September 1, 1947	Exhibit B-20 to Registration No. 2-7136
	November 15, 1971	Exhibit 2-B-38 to Registration No. 2-42160
	January 15, 1973	Exhibit 2-B-39 to Registration No. 2-46595
	June 1, 1978	Exhibit 2-B-51 to Registration No. 2-61643
	June 30, 1982	Exhibit 4-30 to Registration No. 2-78941
	August 15, 1982	Exhibit 4-32 to Registration No. 2-79674
	December 1, 1989	Exhibit 4-211 to Form 10-K for year ended December 31, 2000

Exhibit
Number

Description

	February 15, 1990	Exhibit 4-212 to Form 10-K for year ended December 31, 2000
	April 1, 1991	Exhibit 4-15 to Form 10-K for year ended December 31, 1996
	November 1, 1991	Exhibit 4-181 to Form 10-K for year ended December 31, 1996
	January 15, 1992	Exhibit 4-182 to Form 10-K for year ended December 31, 1996
	February 29, 1992	Exhibit 4-187 to Form 10-Q for quarter ended March 31, 1998
	April 15, 1992	Exhibit 4-188 to Form 10-Q for quarter ended March 31, 1998
	July 15, 1992	Exhibit 4-189 to Form 10-Q for quarter ended March 31, 1998
	November 30, 1992	Exhibit 4-213 to Form 10-K for year ended December 31, 2000
	January 1, 1993	Exhibit 4-131 to Registration No. 33-56496
	March 1, 1993	Exhibit 4-191 to Form 10-Q for quarter ended March 31, 1998
	April 1, 1993	Exhibit 4-214 to Form 10-K for year ended December 31, 2000
	April 26, 1993	Exhibit 4-215 to Form 10-K for year ended December 31, 2000
	May 31, 1993	Exhibit 4-148 to Registration No. 33-64296
	June 30, 1993	Exhibit 4-216 to Form 10-K for year ended December 31, 2000
	June 30, 1993	Exhibit 4-150 to Form 10-Q for quarter ended June 30, 1993 (1993 Series H)
	September 15, 1993	Exhibit 4-217 to Form 10-K for year ended December 31, 2000
	March 1, 1994	Exhibit 4-163 to Registration No. 33-53207
	June 15, 1994	Exhibit 4-218 to Form 10-K for year ended December 31, 2000
	August 15, 1994	Exhibit 4-219 to Form 10-K for year ended December 31, 2000
	December 1, 1994	Exhibit 4-220 to Form 10-K for year ended December 31, 2000
	August 1, 1995	Exhibit 4-221 to Form 10-K for year ended December 31, 2000
	August 1, 1999	Exhibit 4-204 to Form 10-Q for quarter ended September 30, 1999

Exhibit
Number

Description

	August 15, 1999	Exhibit 4-205 to Form 10-Q for quarter ended September 30, 1999
	January 1, 2000	Exhibit 4-205 to Form 10-K for year ended December 31, 1999
	April 15, 2000	Exhibit 4-206 to Form 10-Q for quarter ended March 31, 2000
	August 1, 2000	Exhibit 4-210 to Form 10-Q for quarter ended September 30, 2000
	March 15, 2001	Exhibit 4-222 to Form 10-Q for quarter ended March 31, 2001
	May 1, 2001	Exhibit 4-226 to Form 10-Q for quarter ended June 30, 2001
	August 15, 2001	Exhibit 4-227 to Form 10-Q for quarter ended September 30, 2001
	September 15, 2001	Exhibit 4-228 to Form 10-Q for quarter ended September 30, 2001
4(b)	— Collateral Trust Indenture (notes), dated as of June 30, 1993 (Exhibit 4-152 to Registration No. 33-50325).
4(c)	— First Supplemental Indenture (notes), dated as of June 30, 1993 (Exhibit 4-153 to Registration No. 33-50325).
4(d)	— First Amendment, dated as of July 17, 2000, to the First Supplemental Indenture (notes) (Exhibit 4-209 to Form 10-Q for quarter ended September 30, 2000).
4(e)	— Second Supplemental Indenture (notes), dated as of September 15, 1993 (Exhibit 4-159 to Form 10-Q for quarter ended September 30, 1993).
4(f)	— First Amendment, dated as of August 15, 1996, to Second Supplemental Indenture (notes) (Exhibit 4-17 to Form 10-Q for quarter ended September 30, 1996).
4(g)	— Third Supplemental Indenture (notes), dated as of August 15, 1994 (Exhibit 4-169 to Form 10-Q for quarter ended September 30, 1994).
4(h)	— First Amendment, dated as of December 12, 1995, to Third Supplemental Indenture (notes), dated as of August 15, 1994 (Exhibit 4-12 to Registration No. 333-00023).
4(i)	— Fourth Supplemental Indenture (notes), dated as of August 15, 1995 (Exhibit 4-175 to Form 10-Q for the quarter ended September 30, 1995).
4(j)	— Fifth Supplemental Indenture (notes), dated as of February 1, 1996 (Exhibit 4-14 to Form 10-K for the year ended December 31, 1995).
4(k)	— Sixth Supplemental Indenture (notes), dated as of May 1, 1998 (Exhibit 4-193 to Detroit Edison Form 10-Q for the quarter ended June 30, 1998).
4(l)	— Seventh Supplemental Indenture (notes), dated as of October 15, 1998 (Exhibit 4-198 to Form 10-K for year ended December 31, 1998).

Exhibit
Number

Description

4(m)	— Eighth Supplemental Indenture (notes), dated as of April 15, 2000 (Exhibit 4-207 to Form 10-Q for the quarter ended March 31, 2000).
4(n)	— Ninth Supplemental Indenture (notes), dated as of October 10, 2001 (Exhibit 4(l) to Form 10-K for the year ended December 31, 2002).

      (c) Exhibits to be filed subsequently.

Exhibit
Number	Description

1.3	Form of Underwriting agreement (Trust Preferred Securities) (A form will be filed as an exhibit to a report on form 8-K, as contemplated by Item 601(b)(l) of Regulation S-K under the Securities Act, or by amendment.)

References are to Detroit Edison (File No. 1-2198) for documents incorporated by reference.

Item 17.     Undertakings

      1. The undersigned registrants hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; and

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Detroit Edison’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      4. The undersigned registrants hereby undertake that:

(a) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Detroit, State of Michigan on the 20 day of September, 2002.

THE DETROIT EDISON COMPANY
(Registrant)

By:	/s/ ANTHONY F. EARLEY, JR.,

Anthony F. Earley, Jr.,
Chairman, President and Chief Executive
and Chief Operating Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer:
/s/ ANTHONY F. EARLEY, JR. Anthony F. Earley, Jr.	Chairman, President and Chief Executive and Chief Operating Officer and Director	September 20, 2002

Principal Financial Officer:
/s/ DAVID E. MEADOR David E. Meador	Senior Vice President and Chief Financial Officer and Director	September 20, 2002

Principal Accounting Officer:
/s/ DANIEL G. BRUDZYNSKI Daniel G. Brudzynski	Vice President and Controller	September 20, 2002

Director:
/s/ SUSAN M. BEALE Susan M. Beale	Director	September 20, 2002

Power of Attorney

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas A. Hughes, Vice President and General Counsel and N.A. Khouri, Vice President and Treasurer, and each of them, the undersigned’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in ratifying and confirming all the said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities and on the dates indicated.

Signature	Title

Principal Executive Officer:
/s/ ANTHONY F. EARLEY, JR. Anthony F. Earley, Jr.	Chairman, President and Chief Executive and Chief Operating Officer and Director

Principal Financial Officer:
/s/ DAVID E. MEADOR David E. Meador	Senior Vice President and Chief Financial Officer and Director

Principal Accounting Officer:
/s/ DANIEL G. BRUDZYNSKI Daniel G. Brudzynski	Vice President and Controller

Director:
/s/ SUSAN M. BEALE Susan M. Beale	Director

Dated: September 20, 2002.

Signatures

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Detroit, State of Michigan on the 20th day of September, 2002.

DETROIT EDISON TRUST I
(Registrant)

By: The Detroit Edison Company, as Sponsor

By:	/s/ SUSAN M. BEALE

Susan M. Beale
Vice President and Corporate Secretary

Signatures

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Detroit, State of Michigan on the 20th day of September, 2002.

DETROIT EDISON TRUST II
(Registrant)

By: The Detroit Edison Company, as Sponsor

By:	/s/ SUSAN M. BEALE

Susan M. Beale
Vice President and Corporate Secretary

Index to Exhibits

       (a) Exhibits filed herewith.

Exhibit
Number		Description

1.1		Form of Underwriting Agreement (Debt Securities).
1.2		Form of Distribution Agreement (General and Refunding Mortgage Bonds designated as Secured Medium-Term Notes).
4.1		Supplemental Indenture (Mortgage), dated as of September 17, 2002.
4.2		Form of Supplemental Indenture (Mortgage) for General and Refunding Mortgage Bonds (including Form of Mortgage Bonds).
4.3		Form of Supplemental Indenture (Mortgage) for General and Refunding Mortgage Bonds, a Series of Secured Medium-Term Notes (including Form of Mortgage Bonds).
4.4		Form of Supplemental Indenture (Indenture) for Unsecured Debt Securities (including Form of Notes as Exhibit A).
4.5		Form of Supplemental Indenture (Indenture) for Secured Debt Securities (including Form of Note as Exhibit A).
4.6		Form of Preferred Securities Guarantee Agreement for Detroit Edison Trust I and Detroit Edison Trust II.
4.7		Certificate of Trust of Detroit Edison Trust I.
4.8		Certificate of Trust of Detroit Edison Trust II.
4.9		Trust Agreement of Detroit Edison Trust I.
4.1	0	Trust Agreement of Detroit Edison Trust II.
4.1	1	Form of Amended and Restated Trust Agreement for Detroit Edison Trust I and Detroit Edison Trust II.
5.1		Opinion and Consent of Thomas A. Hughes, Esq., Vice President and General Counsel of The Detroit Edison Company, regarding validity of securities being registered.
5.2		Opinion of Richards, Layton & Finger, P.A. regarding legality of securities being registered by Detroit Edison Trust I.
5.3		Opinion of Richards, Layton & Finger, P.A. regarding legality of securities being registered by Detroit Edison Trust II.
12.1		Computation of Ratio of Earnings to Fixed Charges.
15.1		Letter re: Unaudited Interim Financial Information
23.1		Consent of Deloitte & Touche LLP.
23.2		Consent of Thomas A. Hughes, Esq., Vice President and General Counsel of The Detroit Edison Company (included in the opinion filed as Exhibit 5.1 to this Registration Statement).
23.3		Consent of Richards, Layton & Finger, P.A. (included in the opinion filed as Exhibit 5.2 to this Registration Statement).
23.4		Consent of Richards, Layton & Finger, P.A. (included in the opinion filed as Exhibit 5.3 to this Registration Statement.

Exhibit
Number	Description

24.1	Power of Attorney for The Detroit Edison Company, as registrant (appears on page II-11 of this Registration Statement).
24.2	Power of Attorney for The Detroit Edison Company, as sponsor, to sign the Registration Statement on behalf Detroit Edison Trust I (included in Exhibit 4.7).
24.3	Power of Attorney for The Detroit Edison Company, as sponsor, to sign the Registration Statement on behalf Detroit Edison Trust II (included in Exhibit 4.8).
25.1	Form T-1 Statement of Eligibility of Bank One, National Association with respect to the Mortgage.
25.2	Form T-1 Statement of Eligibility of Bank One Trust Company, National Association with respect to the Indenture.
25.3	Form T-1 Statement of Eligibility of Bank One Trust Company, National Association, with respect to the Amended and Restated Trust Agreement for Detroit Edison Trust I.
25.4	Form T-1 Statement of Eligibility of Bank One Trust Company, National Association, with respect to the Amended and Restated Trust Agreement for Detroit Edison Trust II.
25.5	Form T-1 Statement of Eligibility of Bank One Trust Company, National Association, with respect to the Trust Preferred Securities Guarantee Agreement for Detroit Edison Trust I.
25.6	Form T-1 Statement of Eligibility of Bank One Trust Company, National Association, with respect to the Trust Preferred Securities Guarantee Agreement for Detroit Edison Trust II.

      (b) Exhibits incorporated herein by reference.

Exhibit
Number

Description

4(a)	Mortgage and Deed of Trust, dated as of October 1, 1924, between Detroit Edison (File No. 1-2198) and First Chicago Trust Company of New York as successor Trustee (Exhibit B-1 to Registration No. 2-1630) and indentures supplemental thereto, dated as of dates indicated below, and filed as exhibits to the filings as set forth below:
	September 1, 1947	Exhibit B-20 to Registration No. 2-7136
	November 15, 1971	Exhibit 2-B-38 to Registration No. 2-42160
	January 15, 1973	Exhibit 2-B-39 to Registration No. 2-46595
	June 1, 1978	Exhibit 2-B-51 to Registration No. 2-61643
	June 30, 1982	Exhibit 4-30 to Registration No. 2-78941
	August 15, 1982	Exhibit 4-32 to Registration No. 2-79674
	December 1, 1989	Exhibit 4-211 to Form 10-K for year ended December 31, 2000

Exhibit
Number

Description

	February 15, 1990	Exhibit 4-212 to Form 10-K for year ended December 31, 2000
	April 1, 1991	Exhibit 4-15 to Form 10-K for year ended December 31, 1996
	November 1, 1991	Exhibit 4-181 to Form 10-K for year ended December 31, 1996
	January 15, 1992	Exhibit 4-182 to Form 10-K for year ended December 31, 1996
	February 29, 1992	Exhibit 4-187 to Form 10-Q for quarter ended March 31, 1998
	April 15, 1992	Exhibit 4-188 to Form 10-Q for quarter ended March 31, 1998
	July 15, 1992	Exhibit 4-189 to Form 10-Q for quarter ended March 31, 1998
	November 30, 1992	Exhibit 4-213 to Form 10-K for year ended December 31, 2000
	January 1, 1993	Exhibit 4-131 to Registration No. 33-56496
	March 1, 1993	Exhibit 4-191 to Form 10-Q for quarter ended March 31, 1998
	April 1, 1993	Exhibit 4-214 to Form 10-K for year ended December 31, 2000
	April 26, 1993	Exhibit 4-215 to Form 10-K for year ended December 31, 2000
	May 31, 1993	Exhibit 4-148 to Registration No. 33-64296
	June 30, 1993	Exhibit 4-216 to Form 10-K for year ended December 31, 2000 (1993 Series AP)
	June 30, 1993	Exhibit 4-150 to Form 10-Q for quarter ended June 30, 1993 (1993 Series H)
	September 15, 1993	Exhibit 4-217 to Form 10-K for year ended December 31, 2000
	March 1, 1994	Exhibit 4-163 to Registration No. 33-53207
	June 15, 1994	Exhibit 4-218 to Form 10-K for year ended December 31, 2000
	August 15, 1994	Exhibit 4-219 to Form 10-K for year ended December 31, 2000
	December 1, 1994	Exhibit 4-220 to Form 10-K for year ended December 31, 2000
	August 1, 1995	Exhibit 4-221 to Form 10-K for year ended December 31, 2000
	August 1, 1999	Exhibit 4-204 to Form 10-Q for quarter ended September 30, 1999

Exhibit
Number

Description

	August 15, 1999	Exhibit 4-205 to Form 10-Q for quarter ended September 30, 1999
	January 1, 2000	Exhibit 4-205 to Form 10-K for year ended December 31, 1999
	April 15, 2000	Exhibit 4-206 to Form 10-Q for quarter ended March 31, 2000
	August 1, 2000	Exhibit 4-210 to Form 10-Q for quarter ended September 30, 2000
	March 15, 2001	Exhibit 4-222 to Form 10-Q for quarter ended March 31, 2001
	May 1, 2001	Exhibit 4-226 to Form 10-Q for quarter ended June 30, 2001
	August 15, 2001	Exhibit 4-227 to Form 10-Q for quarter ended September 30, 2001
	September 15, 2001	Exhibit 4-228 to Form 10-Q for quarter ended September 30, 2001
4(b)	— Collateral Trust Indenture (notes), dated as of June 30, 1993 (Exhibit 4-152 to Registration No. 33-50325).
4(c)	— First Supplemental Indenture (notes), dated as of June 30, 1993 (Exhibit 4-153 to Registration No. 33-50325).
4(d)	— First Amendment, dated as of July 17, 2000, to the First Supplemental Indenture (notes) (Exhibit 4-209 to Form 10-Q for quarter ended September 30, 2000).
4(e)	— Second Supplemental Indenture (notes), dated as of September 15, 1993 (Exhibit 4-159 to Form 10-Q for quarter ended September 30, 1993).
4(f)	— First Amendment, dated as of August 15, 1996, to Second Supplemental Indenture (notes) (Exhibit 4-17 to Form 10-Q for quarter ended September 30, 1996).
4(g)	— Third Supplemental Indenture (notes), dated as of August 15, 1994 (Exhibit 4-169 to Form 10-Q for quarter ended September 30, 1994).
4(h)	— First Amendment, dated as of December 12, 1995, to Third Supplemental Indenture (notes), dated as of August 15, 1994 (Exhibit 4-12 to Registration No. 333-00023).
4(i)	— Fourth Supplemental Indenture (notes), dated as of August 15, 1995 (Exhibit 4-175 to Form 10-Q for the quarter ended September 30, 1995).
4(j)	— Fifth Supplemental Indenture (notes), dated as of February 1, 1996 (Exhibit 4-14 to Form 10-K for the year ended December 31, 1995).
4(k)	— Sixth Supplemental Indenture (notes), dated as of May 1, 1998 (Exhibit 4-193 to Detroit Edison Form 10-Q for the quarter ended June 30, 1998).
4(l)	— Seventh Supplemental Indenture (notes), dated as of October 15, 1998 (Exhibit 4-198 to Form 10-K for year ended December 31, 1998).

Exhibit
Number

Description

4(m)	— Eighth Supplemental Indenture (notes), dated as of April 15, 2000 (Exhibit 4-207 to Form 10-Q for the quarter ended March 31, 2000).
4(n)	— Ninth Supplemental Indenture (notes), dated as of September 15, 2001 (Exhibit 4(l) to Form 10-K for the year ended December 31, 2001).

      (c) Exhibits to be filed subsequently.

Exhibit
Number	Description

1.1	Form of Underwriting Agreement (Trust Preferred Securities) (A form will be filed as an exhibit to a report on form 8-K, as contemplated by Item 601(b)(l) of Regulation S-K under the Securities Act, or by amendment.)

References are to Detroit Edison (File No. 1-2198) for documents incorporated by reference.